Filed Pursuant to Rule 424(b)(5)

Registration No. 333-198994

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.850% Notes due 2025	—	—	$250,000,000	$29,050

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on September 29, 2014 (File No. 333-198994), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

PROSPECTUS SUPPLEMENT

(To prospectus dated September 29, 2014)

$250,000,000

Weingarten Realty Investors

3.850% Notes due 2025

We are offering $250 million aggregate principal amount of  3.850% Notes due 2025 (the "notes"). Interest on the notes will accrue from and including May 14, 2015 and will be paid semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2015. The notes will mature on June 1, 2025. We have the option to redeem the notes, in whole or in part, at any time prior to maturity, at the applicable redemption price described under the caption "Description of Notes — Redemption at Our Option" in this prospectus supplement. The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will be senior unsecured debt obligations of Weingarten Realty Investors and will rank equally with all of our existing and future senior unsecured debt obligations. The notes will be effectively subordinated to all of our secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all liabilities and any preferred equity of our subsidiaries.

Investing in the notes involves a significant degree of risk. You should carefully read the discussion of the material risks of investing in the notes beginning on page S-5 of this prospectus supplement under the heading "Risk Factors." In addition, you should carefully consider the risk factors discussed in the documents we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and which we incorporate into this prospectus supplement by reference, including the risks discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014.

	Per Note	Total
Public offering price (1)	99.233%	$248,082,500
Underwriting discount	0.650%	$1,625,000
Proceeds, before expenses, to us (1)	98.583%	$246,457,500

(1) Plus accrued interest from May 14, 2015 if settlement occurs after that date.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation on any automated quotation system..

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to purchasers in book-entry only form through the facilities of The Depository Trust Company in New York, New York on or about May 14, 2015.

Joint Book-Running Managers

Wells Fargo Securities	BofA Merrill Lynch	Jefferies	J.P. Morgan

Co- Managers

US Bancorp	RBC Capital Markets	Scotiabank	Regions Securities LLC

SMBC Nikko	BB&T Capital Markets	The Williams Capital Group, L.P.

The date of this prospectus supplement is May 7, 2015

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference is accurate as of any date other than the date of the respective document or another date specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those respective dates. The descriptions set forth in this prospectus supplement replace and supplement, where inconsistent, the description of the general terms and provisions set forth in the accompanying prospectus.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell the notes and are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the notes. The second part, the accompanying prospectus, provides more general information, some of which does not apply to this offering and the notes. If the description of this offering and the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should carefully read this prospectus supplement, the accompanying prospectus and the additional information incorporated by reference herein before investing in the notes. See "Incorporation of Documents by Reference" in this prospectus supplement. These documents contain important information that you should consider before making your investment decision.

This prospectus supplement and the accompanying prospectus contain the terms of this offering of notes. This prospectus supplement may add, update or change information contained in or incorporated by reference into the accompanying prospectus. If the information contained in or incorporated by reference into this prospectus supplement is inconsistent with any information contained in or incorporated by reference into the accompanying prospectus, the information contained in or incorporated by reference into this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference into the accompanying prospectus.

Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to "Weingarten Realty," the "Company," "we," "us" and "our" or similar terms are to Weingarten Realty Investors and its consolidated subsidiaries, except where it is made clear that the terms mean Weingarten Realty Investors only.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) disruptions in financial markets, (ii) general economic and local real estate conditions, (iii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iv) financing risks, such as the inability to obtain equity, debt, or other sources of financing on favorable terms, (v) changes in governmental laws and regulations, (vi) the level and volatility of interest rates, (vii) the availability of suitable acquisition opportunities, (viii) the ability to dispose of properties, (ix) changes in expected development activity, (x) increases in operating costs, (xi) tax matters, including failure to qualify as a real estate investment trust, and (xii) investments through real estate joint ventures and partnerships, which involve risks not present in investments in which we are the sole investor. Accordingly, there is no assurance that our expectations will be realized. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the sections entitled "Risk Factors" in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein.

You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect actual results, performances or achievements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update any of these statements in light of new information or future events.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us, the notes and this offering. Because this is a summary, it does not contain all of the information you should consider before investing in the notes. You should carefully read this summary together with the more detailed information and financial statements and notes thereto contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

We are a REIT organized under the Texas Business Organizations Code. We, through our predecessor entity, began the ownership and development of shopping centers and other commercial real estate in 1948. Our primary business is leasing space to tenants in the shopping centers we own or lease. We also provide property management services for which we charge fees to either joint ventures where we are partners or other outside owners.

At March 31, 2015, we owned or operated under long-term leases, either directly or through our interest in real estate joint ventures or partnerships, a total of 232 developed income-producing properties and three properties under development. Our properties are located in 20 states spanning the country from coast to coast.

At March 31, 2015, we also owned interests in 34 parcels of land held for development that totaled approximately 25.3 million square feet.

Our principal executive offices are located at 2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008, and our telephone number is (713) 866-6000. We also have 10 regional offices located in various parts of the United States. Our website address is www.weingarten.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

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The Offering

All capitalized terms not defined herein have the meanings specified in "Description of Notes" in this prospectus supplement or in "Description of Debt Securities" in the accompanying prospectus. For a more complete description of the terms of the notes specified in the following summary, see "Description of Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Issuer	Weingarten Realty Investors

Securities Offered	$250 million aggregate principal amount of 3.850% Notes due 2025.

Maturity	Unless redeemed prior to maturity, the notes will mature on June 1, 2025.

Interest Rate and Payment Dates	3.850% per annum payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2015, and at maturity.

Optional Redemption

We may redeem the notes, in whole or in part, at any time or from time to time, prior to maturity. If the notes are redeemed before March 1, 2025, the redemption price will equal the greater of: (i) 100% of the principal amount of the notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 30 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the notes to be redeemed to, but excluding, the redemption date.

If the notes are redeemed on or after March 1, 2025, we may redeem the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of the notes to be redeemed to, but excluding, the redemption date.

See "Description of Notes — Redemption at Our Option" in this prospectus supplement.

Ranking	The notes will be our senior unsecured debt obligations and will rank equally with all of our existing and future senior unsecured debt obligations. However, the notes will be effectively subordinated to all of our secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all liabilities and any preferred equity of our subsidiaries. References to "our" in this paragraph are to Weingarten Realty Investors only. See "Risk Factors — The effective subordination of the notes may limit our ability to satisfy our obligations under the notes."

Use of Proceeds	The net proceeds to us from the sale of the notes offered by this prospectus supplement are estimated to be $246 million after deducting the underwriting discount and other estimated expenses of this offering payable by us. We intend to use these net proceeds to repay a portion of the amount outstanding under our $500 million unsecured revolving credit facility. See "Use of Proceeds" on page S-7 for more information.

Conflicts of Interest	Affiliates of certain of the underwriters are lenders under our $500 million unsecured revolving credit facility and will receive their pro rata portions of amounts repaid under this credit facility. See "Underwriting (Conflicts of Interest) — Conflicts of Interest."

S-2

Further Issuances	We may issue additional notes ranking equally and ratably with the notes in all respects (except for any difference in the issue date, public offering price and, if applicable, the first interest payment date), so that such additional notes shall constitute and form a single series with the notes.

Covenants

The indenture contains various covenants applicable to the notes, including the following:

(1)      we will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our Subsidiaries' outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (a) Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with The Bank of New York Mellon Trust Company, N.A., as trustee) prior to the incurrence of such additional Debt and (b) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt;

(2)      we will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or our Subsidiaries' property, whether owned on the date of issuance of the notes or thereafter acquired, if, immediately after giving effect to the issuance of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our Subsidiaries' outstanding secured Debt on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or our Subsidiaries' property is greater than 40% of our Total Assets;

(3)      we will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom and calculated on the assumption that (a) such Debt and any other Debt incurred by us and our Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (b) the repayment or retirement of any other Debt by us and our Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (c) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (d) in the case of any acquisition or disposition by us or our Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation; and

S-3

(4)      we, together with our Subsidiaries, will at all times maintain an Unencumbered Total Asset Value in an amount of not less than 150% of the aggregate outstanding principal amount of all of our and our Subsidiaries' outstanding unsecured Debt.

References to "we" and "our" in the foregoing description of covenants are to Weingarten Realty Investors only.

Risk Factors	You should read carefully the "Risk Factors" beginning on page S-5 of this prospectus supplement, as well as the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein, for certain considerations relevant to an investment in the notes.

Form and Denomination	The notes will be issued in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Trustee and Paying Agent	The trustee and paying agent for the notes is The Bank of New York Mellon Trust Company, N.A.

Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

Recent Developments	On May 8, 2015, we will redeem all of the outstanding depositary shares, each representing 1/100 of a share of our 6.50% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, at a redemption price per depositary share of $25.00, plus accumulated and unpaid distributions up to, but excluding, the redemption date, in an amount equal to $0.2392 per depositary share, for a total payment of $25.2392 per depositary share or an aggregate of approximately $151.4 million. The total redemption price will be funded through existing resources and may include any or a combination of cash on hand and borrowings under our $500 million unsecured revolving credit facility. We intend to use the net proceeds from the sale of the notes offered by this prospectus supplement to repay all amounts outstanding under this credit facility. See "Use of Proceeds" on page S-7 for more information.

For a more complete description of the terms of the notes, see "Description of Notes" beginning on page S-9 of this prospectus supplement.

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RISK FACTORS

An investment in the notes involves a significant degree of risk. You should carefully consider the following risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and in the accompanying prospectus, including the additional risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2014, before you decide to purchase the notes. The risks and uncertainties described below and in the referenced Form 10-K, are not the only ones we may confront. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may impair our business operations. If any of those risks actually occur, our financial condition, liquidity, operating results and prospects could be materially adversely affected. This section contains forward-looking statements.

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes will be senior unsecured debt obligations and will rank equally with all of our existing and future senior unsecured debt obligations. However, the notes will be effectively subordinated to all of our secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all liabilities and any preferred equity of our subsidiaries. As of March 31, 2015, exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities, we, on a consolidated basis, had approximately $1.3 billion of senior unsecured indebtedness and $573 million of secured indebtedness, for total consolidated indebtedness of approximately $1.9 billion. Not included in this total is our share of the total debt of the entities which we account for under the equity method of accounting, which was approximately $154 million. As of March 31, 2015, our consolidated subsidiaries had no outstanding preferred equity and no unsecured debt. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full. Subject to certain limitations, we may incur additional indebtedness. Our organizational documents do not limit the amount of indebtedness that we may incur and the provisions of the indenture governing the notes do not prohibit our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, provided certain conditions are satisfied; therefore, the notes could, in the future, become subordinate to any additional secured debt or preferred equity of our subsidiaries.

Credit ratings may not reflect all risks of an investment in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the rating agency in its sole discretion. We do not undertake any obligation to maintain the ratings or to advise holders of notes of any change in ratings. Each agency's rating should be evaluated independently of any other agency's rating.

There can be no assurance that we will be able to maintain our current credit ratings. In the event that our current credit ratings are downgraded or removed, we would most likely incur higher borrowing costs and experience greater difficulty in obtaining additional financing, which could in turn have a material adverse effect on our financial condition, liquidity, operating results and prospects.

The notes will restrict, but will not eliminate, our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the notes.

We will be limited from incurring additional indebtedness under the terms of the notes and the indenture governing the notes. However, these limitations are subject to significant exceptions. See "Description of Notes — Covenants — Limitations on Incurrence of Debt" in this prospectus supplement.

Our ability to recapitalize our debt and capital structure, incur additional debt, secure existing or future debt or take other actions not limited by the terms of the indenture and the notes, including repurchasing indebtedness or common or preferred shares or paying dividends, could negatively affect our ability to make payments with respect of the notes when due.

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Your ability to transfer the notes may be limited by the absence of a trading market for the notes.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation on any automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes; however, no underwriter is obligated to do so. Any market making activity, if initiated, may be discontinued at any time, for any reason, without notice. If the underwriters cease to act as market makers for the notes for any reason, we cannot assure you that another firm or person will make a market in the notes. The liquidity of any market for the notes will depend on the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market may not develop for the notes.

The market price of the notes may be volatile.

The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control including:

•	our operating and financial performance;

•	our credit ratings and the market's perception of our creditworthiness;

•	the amount of indebtedness we and our subsidiaries have outstanding;

•	prevailing market interest rates;

•	the market for similar securities;

•	competition;

•	the size and liquidity of the market for the notes; and

•	general economic conditions.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

An increase in interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

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USE OF PROCEEDS

The net proceeds to us from the sale of the notes offered by this prospectus supplement are estimated to be $246 million after deducting the underwriting discount and other estimated expenses of this offering payable by us. We intend to use these net proceeds to repay a portion of the amount outstanding under our $500 million unsecured revolving credit facility.

As of May 6, 2015, we had approximately $105 million of debt outstanding under our revolving credit facility. The weighted average interest rate on this facility for the period from January 1, 2015 to May 6, 2015, including facility fees, was 1.57%. Our revolving credit facility matures in April 2017, subject to two consecutive six-month extensions at our option. The borrowings under this credit facility were used for general business purposes, including for working capital, repayment of maturing debt and for the acquisition, development and redevelopment of shopping centers. On May 8, 2015, we will redeem all of the outstanding depositary shares, each representing 1/100 of a share of our 6.50% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, at a redemption price per depositary share of $25.00, plus accumulated and unpaid distributions up to, but excluding, the redemption date, in an amount equal to $0.2392 per depositary share, for a total payment of $25.2392 per depositary share or an aggregate of approximately $151.4 million. The total redemption price will be funded through existing resources and may include any or a combination of cash on hand and borrowings under our $500 million unsecured revolving credit facility.

Affiliates of certain of the underwriters are lenders under our $500 million unsecured revolving credit facility and will receive their pro rata portions of amounts repaid under this credit facility. See "Underwriting (Conflicts of Interest) — Conflicts of Interest."

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RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES
AND PREFERRED DIVIDENDS

The following table sets forth the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred dividends for the periods shown:

	Three Months Ended March 31,				Year Ended December 31,
	2015		2014		2014		2013		2012		2011		2010
Earnings to fixed charges:
Ratio (1)	2.64	x	1.76	x	3.42	x	2.01	x	1.51	x	0.87	x	0.96	x
Deficiencies (3)											$18,428		$5,429
Earnings to combined fixed charges and preferred dividends:
Ratio (2)	2.40	x	1.59	x	3.09	x	1.72	x	1.17	x	0.70	x	0.78	x
Deficiencies (3)											$53,904		$40,905

(1)	The ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. For this purpose, "earnings" consists of income from continuing operations before taxes (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends or distributions from operations received) plus fixed charges (other than any interest that has been capitalized) and amortization of previously capitalized interest; and "fixed charges" consists of interest expense (including amortization of loan costs, debt discounts and interest within rental expense), and interest that has been capitalized.

(2)	The ratios of earnings to combined fixed charges and preferred dividends are computed by dividing earnings by the total of fixed charges and preferred share dividends. For this purpose, "earnings" consists of income from continuing operations before taxes (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends or distributions from operations received) plus fixed charges (other than any interest that has been capitalized) and amortization of previously capitalized interest; "fixed charges" consists of interest expense (including amortization of loan costs, debt discounts and interest within rental expense), and interest that has been capitalized; and "preferred share dividends" consists of the amount of pre-tax earnings that would be required to cover preferred share dividend requirements.

(3)	Represents the dollar amount in thousands by which the applicable ratio is less than one.

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DESCRIPTION OF NOTES

The following description summarizes certain terms and provisions of the notes and the indenture referred to below, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture. The information in this section supplements and, to the extent inconsistent therewith, replaces the information in the accompanying prospectus under the caption "Description of Debt Securities."

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this section, the terms "we," "us" and "our" refer to Weingarten Realty Investors.

General

The notes will be issued pursuant to an indenture, dated as of May 1, 1995, which we entered into with The Bank of New York Mellon Trust Company, N.A. (successor in interest to J. P. Morgan Trust Company, National Association, successor in interest to Texas Commerce Bank National Association), as trustee, as supplemented by the First Supplemental Indenture dated August 2, 2006 and the Second Supplemental Indenture dated October 9, 2012. We refer to the indenture, as supplemented, as the "indenture."

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof. Copies of the indenture and the form of the notes are available for inspection at the corporate trust office of the trustee, currently located at 601 Travis, 16th Floor, Houston, Texas 77002.

The notes will be our senior unsecured debt obligations and will rank equally with all of our existing and future senior unsecured debt obligations. However, the notes will be effectively subordinated to all of our secured indebtedness (to the extent of the value of the collateral securing the same) and to all liabilities and any preferred equity of our subsidiaries. As of March 31, 2015, exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities, we, on a consolidated basis, had outstanding approximately $1.3 billion of senior unsecured indebtedness and $573 million of secured indebtedness, for total consolidated indebtedness of approximately $1.9 billion. Not included in this total is our share of the total debt of the entities which we account for under the equity method of accounting, which was approximately $154 million. The provisions of the indenture governing the notes do not prohibit us or any of our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, subject to satisfaction of certain conditions. See "Risk Factors — The effective subordination of the notes may limit our ability to satisfy our obligations under the notes" and "Risk Factors — The notes will restrict, but not eliminate, our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the notes," in this prospectus supplement.

The notes will be issued in an initial aggregate principal amount of $250 million. We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional senior debt securities in the future on the same terms and conditions (except for any difference in the issue date, public offering price and, if applicable, the first interest payment date), and with the same CUSIP number as the notes offered hereby, provided that such additional senior debt securities constitute part of the same issue as the notes offered hereby for U.S. federal income tax purposes. The notes offered by this prospectus supplement and any additional senior debt securities with the same terms would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the indenture.

The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

If any interest payment date, redemption date or the stated maturity date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term "business day" means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

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The indenture does not contain any provisions that would necessarily protect holders of notes if we become involved in a highly leveraged transaction, reorganization, merger or other similar transaction that adversely affects us or them.

Redemption at Our Option

We may redeem the notes, in whole or in part, at any time or from time to time, prior to maturity. The redemption price for notes that are redeemed before March 1, 2025 will be equal to the greater of:

•	100% of the principal amount of the notes to be redeemed, or

•	the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points;

plus, in either case, accrued and unpaid interest on the principal amount of the notes to be redeemed to, but excluding, the redemption date.

If the notes are redeemed on or after March 1, 2025, we may redeem the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of the notes to be redeemed to, but excluding, the redemption date.

"Treasury Rate" means, with respect to any redemption date for the notes,

•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as "Statistical Release H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

"Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

"Independent Investment Banker" means one of the Reference Treasury Dealers selected by us.

"Comparable Treasury Price" means with respect to any redemption date for the notes (1) the average of four Reference Treasury Dealer Quotations as determined by the Company for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

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"Reference Treasury Dealer" means (1) Jefferies LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and a Primary Treasury Dealer (as defined herein) selected by Wells Fargo Securities, LLC and or their successors and, (2) at our option, up to two other primary U.S. Government securities dealers in New York City (each, a "Primary Treasury Dealer"), provided, however, that if any of the foregoing shall cease to be a Primary Treasurer Dealer, we will substitute therefor another Primary Treasury Dealer.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

We may exercise our redemption option by causing the trustee to mail (or otherwise transmit in accordance with DTC procedures) written notice of such redemption to the registered holders of the particular notes to be redeemed not less than 15 nor more than 60 calendar days prior to the date of redemption. If less than all the notes are to be redeemed at our option, the trustee shall select, in such manner as it shall deem fair and appropriate and in accordance with DTC procedures, the notes to be redeemed in whole or in part.

Unless we default in payment of the redemption price, on and after any redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Interest

Interest on the notes will accrue at the rate of 3.850% per year from and including May 14, 2015 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning December 1, 2015. We will pay interest to those persons who were holders of record of such notes on the first day of the month of each interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Maturity

The notes will mature on June 1, 2025 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee.

Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee, registrar and paying agent. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity satisfactory to it.

Covenants

Limitations on Incurrence of Debt. The notes will provide that we will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our Subsidiaries' outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (1) Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

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In addition to the foregoing limitation on the incurrence of Debt, the notes will provide that we will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any of our Subsidiaries' property, whether owned on the date of issuance of the notes or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our Subsidiaries' outstanding Debt on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or our Subsidiaries' property is greater than 40% of our Total Assets.

Furthermore, the notes also will provide that we will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (1) such Debt and any other Debt incurred by us and our Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (2) the repayment or retirement of any other Debt by us and our Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (4) in the case of any acquisition or disposition by us or our Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

Maintenance of Unencumbered Total Asset Value. The notes will provide that we, together with our Subsidiaries, will at all times maintain an Unencumbered Total Asset Value in an amount of not less than 150% of the aggregate outstanding principal amount of all our and our Subsidiaries' outstanding unsecured Debt.

Insurance. The notes will provide that we will, and will cause each of our Subsidiaries to keep all of our insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if such insurer has publicly rated debt, the rating for such debt must be at least investment grade with a nationally recognized rating agency.

As used herein:

"Acquired Debt" means Debt of a person (1) existing at the time such person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a Subsidiary.

"Annual Service Charge" as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, our and our Subsidiaries' Debt and the amount of dividends which are payable in respect of any Disqualified Stock.

"Capital Shares" means, with respect to any person, any capital shares (including preferred shares), interest, participations or other ownership interest (however designated) of such person and any rights (other than debt securities convertible into or exchangeable for capital shares), warrants or options to purchase any thereof.

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"Consolidated Income Available for Debt Service" for any period means our and our Subsidiaries' funds from operations plus amounts which have been deducted for interest on our and our Subsidiaries' Debt.

"Debt" means any of our or any of our Subsidiaries' indebtedness, other than contingent liabilities (except to the extent as set forth in (iii) below), in respect of (without duplication) (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any of our Subsidiaries, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of ours or any of our Subsidiaries with respect to redemption, repayment or other repurchase of any Disqualified Stock or (v) any lease of property by us or any of our Subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles, but does not include any obligation of ours or any of our Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise, Debt of another person (other than us or any of our Subsidiaries) unless and until we or such Subsidiary shall become directly liable in respect thereof).

"Disqualified Stock" means with respect to any person, any Capital Shares of such person which by the terms of such Capital Shares (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (2) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity.

"Subsidiary" means, with respect to any person (the "parent") at any date, any corporation, limited liability company, partnership, joint venture, association, trust or any other entity, the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles as of such date.

"Total Assets" as of any date means the sum of (1) our Undepreciated Real Estate Assets and (2) all of our other assets determined in accordance with generally accepted accounting principles (but excluding intangibles and accounts receivable).

"Undepreciated Real Estate Assets" as of any date means the book value of our and our Subsidiaries' real estate assets on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

"Unencumbered Total Asset Value" means as of any date the sum of, without duplication, those Undepreciated Real Estate Assets which are not subject to a lien securing Debt and all other assets (excluding intangibles and accounts receivable), of ours and our Subsidiaries not subject to a lien securing Debt, all determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that all investments by us and our Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Unencumbered Total Asset Value to the extent that such investments would have otherwise been included.

See "Description of Debt Securities — Certain Covenants" in the accompanying prospectus for a description of additional covenants applicable to us.

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Events of Default

A default under any of our other debt instruments (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) with an aggregate principal amount outstanding of at least $25 million will be an event of default under the indenture; provided, however, that for so long as any of the securities issued pursuant to the indenture prior to October 9, 2012 are outstanding, a default under any of our other debt instruments with an aggregate principal amount outstanding of at least $10 million will be an event of default under the indenture for the notes offered hereby. The foregoing updates and supersedes the information in the fifth bullet point under the caption "Description of Debt Securities — Events of Default, Notice and Waiver" in the accompanying prospectus. The remainder of the information under the caption "Description of Debt Securities — Events of Default, Notice and Waiver" in the accompanying prospectus remains unchanged and is applicable to the notes offered by this prospectus supplement.

Modifications and Amendments

We and the trustee may modify and amend the indenture and the notes without the consent of the holders if the modification or amendment only conforms the terms of the indenture or the notes to the description thereof contained in this prospectus supplement and the accompanying prospectus. The foregoing updates the information under the caption "Description of Debt Securities — Modifications and Amendments" in the accompanying prospectus. The information under the caption "Description of Debt Securities — Modifications and Amendments" in the accompanying prospectus, as updated by the information in the first sentence of this paragraph, is applicable to the notes offered by this prospectus supplement.

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SUPPLEMENTAL FEDERAL INCOME TAX CONSIDERATIONS

The following discussion supplements the discussion contained under the heading "Federal Income Tax Consequences" in the accompanying prospectus and supersedes such discussion to the extent inconsistent with such discussion.

The following discussion, in conjunction with the discussion contained under the heading "Federal Income Tax Consequences" in the accompanying prospectus, summarizes the material federal income tax consequences associated with an investment in the notes. The tax treatment of a note holder will vary depending upon the holder's particular situation, and this discussion and the related discussion in the accompanying prospectus address only holders that hold notes as a capital asset and do not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the federal income tax laws apply, including:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	banks and other financial institutions;

•	tax-exempt organizations (except to the limited extent discussed in "Federal Income Tax Consequences — Taxation of Tax-Exempt Holders" in the accompanying prospectus);

•	certain insurance companies;

•	persons liable for the alternative minimum tax;

•	persons that hold securities as a hedge against interest rate or currency risks or as part of a straddle or conversion transaction;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in "Federal Income Tax Consequences — Taxation of Non-U.S. Holders" in the accompanying prospectus and "— Taxation of Non-U.S. Holders of Notes" in this prospectus supplement); and

•	holders whose functional currency is not the U.S. dollar.

The statements in this section and the related section in the accompanying prospectus are based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, current and proposed regulations under the Code, published rulings and court decisions. This summary and the summary in the accompanying prospectus describe the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

This section and the related section in the accompanying prospectus are not a substitute for careful tax planning. We urge you to consult your tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, you are urged to consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences to you regarding the purchase, ownership and sale of our notes. You are also urged to consult with your tax advisor regarding the impact of potential changes in the applicable tax laws.

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Taxation of Weingarten Realty Investors as a REIT

Dentons US LLP will provide us an opinion that for our taxable year ended December 31, 2010, through our taxable year ended December 31, 2014, we qualified as a REIT under the Code, that we are organized and our manner of operation is in conformity with the requirements for qualification and taxation as a REIT under the Code as of the date of this Registration Statement Supplement, and that our proposed manner of operation and diversity of equity ownership will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for 2015 and thereafter. You should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service or any court. In providing its opinion, Dentons US LLP is relying, as to certain factual matters, upon the statements and representations contained in certificates provided to Dentons US LLP by us.

Taxation of Non-U.S. Holders of Notes

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. This section is only a summary of certain of such rules and should be read in conjunction with the discussion contained under the heading "Federal Income Tax Consequences — Taxation of Non-U.S. Holders" in the accompanying prospectus. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our notes, including any reporting requirements.

Interest on the Notes. Subject to the discussions on backup withholding and withholding with respect to certain foreign accounts below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on a note, provided that:

•	the non-U.S. holder is not (a) a direct or indirect owner of 10% or more of our voting stock, (b) a controlled foreign corporation related to us through stock ownership, or (c) a bank whose receipt of interest on a note is pursuant to a loan agreement entered into in the ordinary course of business;

•	such interest payments are not effectively connected with the conduct by the non-U.S. holder of a trade or business within the U.S.; and

•	we or our paying agent receives certain information from the non-U.S. holder (or a financial institution that holds the notes on behalf of the non-U.S. holder in the ordinary course of its trade or business), including a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E or an acceptable substitute form in which the non-U.S. holder certifies, under penalties of perjury, that he is a non-U.S. person.

Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances, certifications as to foreign status of partners, trust owners, or beneficiaries may be required to be provided to our paying agent or to us. In addition, special rules apply to payments made through a qualified intermediary.

A non-U.S. holder that is not exempt from tax under these rules generally will be subject to withholding at a rate of 30% unless:

•	the income is effectively connected with the conduct of a U.S. trade or business, or

•	an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax (and we or our paying agent receives a properly executed Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable).

Except to the extent provided by an applicable tax treaty, interest on a note that is effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to the 30% branch profits tax (subject to reduction under an applicable tax treaty). If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentences, payments of such interest will not be subject to withholding so long as the non-U.S. holder provides us or the paying agent with an Internal Revenue Service Form W-8ECI. To claim the benefit of an income tax treaty, the non-U.S. holder must timely provide the appropriate, properly executed IRS forms.

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Disposition of the Notes. Subject to the discussion on backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain from the sale, redemption or other disposition of a note unless:

•	such gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if required by an applicable income tax treaty); or

•	such non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year of disposition and meets certain other requirements.

Except to the extent provided by an applicable tax treaty, gain from the sale or disposition of a note that is effectively connected with a non-U.S. holder's U.S. trade or business generally will be subject to U.S. federal income tax on a net basis at the rates applicable to a U.S. holder. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to the 30% branch profits tax (subject to reduction under an applicable tax treaty). If such gains are realized by a non-U.S. holder who is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year of disposition, then such non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (subject to reduction under an applicable tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the notes) exceed capital losses allocable to U.S. sources. To claim the benefit of an income tax treaty, the non-U.S. holder must timely provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E or an acceptable substitute form in which the non-U.S. holder certifies, under penalties of perjury, that he is a non-U.S. person.

Backup Withholding and Information Reporting With Respect to Notes. Payments of interest to a non-U.S. holder with respect to which the requisite certification, as described above, has been received (or for which an exemption has otherwise been established) generally will not be subject to backup withholding. This exemption does not apply if we or our paying agent has actual knowledge that such holder is a U.S. person (or that the conditions of any such exemption are not in fact satisfied). Information reporting (on Internal Revenue Service Form 1042-S) will generally apply to payments of interest even if certification is provided and the interest is exempt from the 30% U.S. federal withholding tax. Copies of these information returns may also be made available to the tax authorities of the country in which the non-U.S. holder resides under the provisions of a specific treaty or agreement.

Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of debt securities that is effected by or through the foreign office of a foreign broker so long as the foreign broker does not have certain types of specified relationships to the U.S. Information reporting and backup withholding generally will apply to a payment of the proceeds of a disposition of debt securities that is effected by or through a U.S. office of any broker, unless the broker can reliably associate the payment with an Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E or other documentation that establishes that the person is the foreign beneficial owner of the payment. Information reporting generally will also apply to a payment of the proceeds of a disposition of debt securities that is effected through a foreign office of a U.S. broker or a foreign broker with certain types of specified relationships to the U.S., unless the broker can reliably associate the payment with an Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E or other documentation that establishes that the person is the foreign beneficial owner of the payment. Backup withholding is not an additional tax. Any amount withheld from a payment to a holder under the backup withholding rules is creditable against the holder's actual U.S. federal income tax liability, if any, and a refund may be obtained of any amounts withheld in excess of such holder's actual U.S. federal income tax liability, provided that such holder files the appropriate forms and/or returns with the IRS.

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Withholding Taxes on Certain Foreign Accounts

Under legislation which recently took effect, withholding taxes may apply to certain types of payments made to "foreign financial institutions." Specifically, a 30% withholding tax will be imposed on interest on, and gross proceeds from, the sale or other disposition of our notes to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and meets certain other specified requirements. Certain non-U.S. holders residing in jurisdictions with an applicable "intergovernmental agreement" may, in lieu of the foregoing requirements, be required to collect and disclose such information to their government. These rules currently apply to payments of interest payable on our notes, and will apply to payments of gross proceeds from a sale or other disposition of such notes payable on or after January 1, 2017. Prospective investors are urged to consult with their tax advisors regarding the possible implication of this legislation and recent guidance from the Internal Revenue Service in respect of an investment in our notes.

S-18

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions of an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters named below, for whom Wells Fargo Securities, LLC, Jefferies LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers and representatives, and such underwriters have severally agreed to purchase from us, the principal amount of the notes appearing opposite their names below:

Underwriters	Principal Amount of the Notes
Wells Fargo Securities, LLC	$47,700,000
Jefferies LLC	47,700,000
J.P. Morgan Securities LLC	47,700,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	47,700,000
U.S. Bancorp Investments, Inc.	12,300,000
RBC Capital Markets, LLC	11,550,000
Scotia Capital (USA) Inc.	11,550,000
Regions Securities LLC	9,225,000
SMBC Nikko Securities America, Inc.	6,150,000
BB&T Capital Markets, a division of BB&T Securities, LLC	4,600,000
The Williams Capital Group, L.P.	3,825,000
Total	$250,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other customary closing conditions. The underwriters must purchase all of the notes if they purchase any of the notes. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us.

The underwriters have advised us that they propose to offer some of the notes directly to the public at the public offering price appearing on the cover page of this prospectus supplement and some of the notes to certain dealers at the public offering price less a concession not to exceed 0.40% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.25% of the principal amount of the notes on sales to other dealers. After the public offering of the notes, the public offering price and other selling terms may be changed.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering:

Underwriters	Paid by Weingarten
Per Note	0.650%
Total	$1,625,000

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation on any automated quotation system. The underwriters have advised us that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the notes.

In connection with the offering of the notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

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We estimate that our total expenses for this offering (excluding the underwriting discount) will be approximately $425,000 and will be payable by us.

We expect that delivery of the notes will be made to investors on or about May 14, 2015, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as "T+5"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or the next succeeding business day should consult their advisors.

We have agreed that for a period of 30 days from the date of this prospectus supplement, we will not offer, sell, contract to sell or otherwise dispose of any debt securities that are substantially similar to the notes without the prior written consent of the representatives.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Other Relationships

Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings with us from time to time in the ordinary course of their business for which they have received or will receive customary compensation. Specifically, affiliates of certain of the underwriters are lenders under our $500 million unsecured revolving credit facility.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their respective affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwrites and their affiliates would hedge such exposure by entering into transactions which consists of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Affiliates of certain of the underwriters are lenders under our $500 million unsecured revolving credit facility and have been paid customary fees. We intend to use the net proceeds from this offering to repay amounts outstanding under this credit facility. Accordingly, such affiliates will receive their pro rata portions of the net proceeds from this offering used to repay borrowings thereunder. The amount received by affiliates of an underwriter may exceed 5% of the proceeds from this offering (not including underwriting discounts). Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement.

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LEGAL MATTERS

Certain legal matters with respect to the notes, as well as certain tax matters, will be passed upon for us by Dentons US LLP, Dallas, Texas. Sidley Austin llp, New York, New York, will act as counsel to the underwriters and will rely on the opinion of Dentons US LLP as to matters of Texas law.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and includes an explanatory paragraph referring to the Company's adoption of Accounting Standards Update 2014-08, "Reporting Discontinued Operations and Disclosure of Disposals of Components of an Entity" and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement "incorporates by reference" information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We do not incorporate by reference into this prospectus supplement or the accompanying prospectus any documents or portions of documents that, in accordance with SEC rules, we "furnish" to the SEC, as opposed to those documents or portions of documents that we "file" with the SEC. As a result, the information that we furnish to the SEC is not and will not be a part of this prospectus supplement or the accompanying prospectus. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Items 2.02 or 7 of Form 8-K):

•	Annual Report on Form 10-K for the year ended December 31, 2014.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

•	Current Reports on Form 8-K filed on February 19, 2015, March 3, 2015, April 7, 2015 and April 30, 2015 (with respect to Item 5.07).

Any person, including any beneficial owner to whom this prospectus supplement is delivered, may request copies of any or all of these filings at no cost by writing or telephoning our Investor Relations Department at the following address and telephone number:

Weingarten Realty Investors

2600 Citadel Plaza Drive

Suite 125

Houston, Texas 77008

(713) 866-6000

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PROSPECTUS

Weingarten Realty Investors

Debt Securities, Common Shares, Preferred Shares,

Depositary Shares and Warrants

From time to time, we may offer to sell debt securities, common shares, preferred shares, depositary shares and warrants. Our debt securities may be convertible into, or exchangeable for, our common or preferred shares. The preferred shares may either be sold separately or represented by depositary shares.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus.

Our common shares of beneficial interest trade on the New York Stock Exchange under the symbol "WRI" and our depositary shares representing Series F Cumulative Redeemable Preferred Shares trade on the NYSE under the symbol "WRIPRF." Where applicable, the prospectus supplement will contain information on any listing on a securities exchange of securities covered by that prospectus supplement.

Investing in our securities involves risk. See "Risk Factors" beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2014.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any applicable supplement to this prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference to this prospectus, any applicable supplement to this prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of any offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is correct on any date after their respective dates, even though this prospectus or an applicable supplement is delivered or securities are sold on a later date. Our business, financial condition and results of operations may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. Under the shelf registration process, we may, from time to time, sell any of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described under "Where You Can find More Information."

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934 as amended, (the "Exchange Act") and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at www.sec.gov. In addition, you may read and copy our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Copies of these documents may be available on our website (www.weingarten.com). Any other documents available on our website are not incorporated by reference into this prospectus.

This prospectus is only part of a registration statement we filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that we have excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or document. You may inspect or obtain a copy of the registration statement, including exhibits and schedules, as described in the previous paragraph.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein contains "forward-looking statements," as defined under the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. Generally, the words "believes," "expects," "intends," "estimates," "anticipates," "projects," "plans," "may" or similar expressions identify forward-looking statements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, the following:

•	disruptions in financial markets;

•	general economic and local real estate conditions;

•	the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business;

•	financing risks, such as the inability to obtain equity, debt, or other sources of financing on favorable terms;

•	changes in governmental laws and regulations;

•	the level and volatility of interest rates;

•	the availability of suitable acquisition opportunities;

•	the ability to dispose of properties;

•	changes in expected development activity;

•	increases in operating costs;

•	tax matters, including failure to qualify as a real estate investment trust; and

•	investments through real estate joint ventures and partnerships, which involve risks not present in investments in which we are the sole investor.

Investors should carefully review our financial statements and the notes hereto, as well as the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and the other documents we file from time to time with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

For these statements, we claim the protection of the safe harbor forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus and the applicable prospectus summary or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this prospectus and the applicable prospectus summary.

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THE COMPANY

We are a real estate investment trust ("REIT") organized under the Texas Business Organizations Code. Through a predecessor entity, we began the ownership and development of shopping centers and other commercial real estate in 1948. Our primary business is leasing space to tenants in the shopping centers we own or lease. We also provide property management services for which we charge fees to either joint ventures where we are partners or other outside owners.

At June 30, 2014, we owned or operated under long-term leases, either directly or through our interest in real estate joint ventures or partnerships, a total of 257 developed income-producing properties and two properties under development, which are located in 21 states spanning the country from coast to coast. The portfolio of properties is approximately 48.5 million square feet of gross leaseable area that is either owned by us or others.

At June 30, 2014, we also owned interests in 34 parcels of land held for development that totaled approximately 25.7 million square feet.

Our principal executive offices are located at 2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008, and our phone number is (713) 866-6000. Our website address is www.weingarten.com. The information contained on our website is not part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for the repayment or refinancing of debt; the redemption of outstanding securities; acquisition of properties; the acquisition of real estate-related securities; development of new properties; redevelopment of existing properties; and working capital and general purposes. Pending the use thereof, we intend, generally, to apply any net proceeds to the reduction of indebtedness or invest them in short-term, interest-bearing securities.

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RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred dividends for the periods shown:

	Six Months Ended June 30,				Year Ended December 31,
	2014		2013		2013		2012		2011		2010		2009
Earnings to fixed charges:
Ratio (1)	1.94	x	2.25	x	2.10	x	1.59	x	0.88	x	0.97	x	1.31	x
Deficiencies (3)									$16,526		$3,539
Earnings to combined fixed charges and preferred dividends:
Ratio (2)	1.75	x	1.75	x	1.78	x	1.21	x	0.69	x	0.78	x	1.06	x
Deficiencies (3)									$52,002		$39,015

(1)	The ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. For this purpose, "earnings" consists of income from continuing operations before taxes (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends or distributions from operations received) plus fixed charges (other than any interest that has been capitalized) and amortization of previously capitalized interest; and "fixed charges" consists of interest expense (including amortization of loan costs, debt discounts and interest within rental expense), and interest that has been capitalized.

(2)	The ratios of earnings to combined fixed charges and preferred dividends are computed by dividing earnings by the total of fixed charges and preferred share dividends. For this purpose, "earnings" consists of income from continuing operations before taxes (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends or distributions from operations received) plus fixed charges (other than any interest that has been capitalized) and amortization of previously capitalized interest; "fixed charges" consists of interest expense (including amortization of loan costs, debt discounts and interest within rental expense), and interest that has been capitalized; and "preferred share dividends" consists of the amount of pre-tax earnings that would be required to cover preferred share dividend requirements.

(3)	Represents the dollar amount in thousands by which the applicable ratio is less than one.

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DESCRIPTION OF DEBT SECURITIES

We may issue senior and subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our or our subsidiaries' property or assets. By owning our debt securities, you will be one of our unsecured creditors.

Indentures

Any senior debt securities will be issued under a senior indenture dated as of  May 1, 1995 between us and JPMorgan Chase Bank, as trustee, and any subordinated debt securities will be issued under a subordinated indenture dated as of May 1, 1995 between us and JPMorgan Chase Bank, as trustee. The term "trustee" as used in this prospectus refers to any bank that we may appoint as trustee under the terms of the applicable indenture, in its capacity as trustee for the senior debt securities or the subordinated debt securities.

We have summarized specific terms and provisions of the indentures. The summary is not complete. The indentures have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures because they, and not this description, fully define the rights of holders of debt securities. The indentures are subject to the Trust Indenture Act of 1939, as amended. To obtain copies of the indentures, see "Where You Can Find More Information" on page 1.

General

Unless otherwise provided in the prospectus supplement, the debt securities (whether senior or subordinated) will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of our present and future senior debt securities. See "—Subordinated Debt Securities" below.

The indentures do not limit the amount of debt securities that we can offer. Each indenture allows us to issue debt securities up to the principal amount that may be authorized by us. We may issue additional debt securities without your consent. We may issue debt securities in one or more series. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

Without your consent, we may engage in a highly leveraged transaction, a restructuring, a transaction involving a change in control, or a merger or similar transaction that may adversely affect holders of debt securities.

Modification of the Indentures

To change or modify either indenture, we must obtain the consent of holders of at least a majority in principal amount of all outstanding debt securities affected by that change. The consent of holders of at least a majority in principal amount of each series of outstanding debt securities is required to waive compliance by us with specific covenants in an indenture. We must obtain the consent of each holder affected by a change:

•	to extend the maturity, or to reduce the principal, redemption premium or interest rate;

•	change the place of payment, or the currency, for payment;

•	limit the right to sue for payment;

•	reduce the level of consents needed to approve a change to an indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required level of consents needed to approve a change to an indenture.

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Senior Debt Securities

Any additional senior debt securities we issue will rank equally in right of payment with the senior debt securities offered by this prospectus and the applicable prospectus supplement. Further, the senior indenture does not prohibit us from issuing additional debt securities that may rank equally in right of payment to the senior debt securities. Any senior debt securities offered pursuant to the senior indenture will be senior in right of payment to all subordinated debt securities issued under the subordinated indenture.

Subordinated Debt Securities

The subordinated debt securities will have a junior position to all of our senior debt. Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The subordinated indenture provides that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event of any insolvency, bankruptcy or similar proceeding involving us or our properties.

The subordinated indenture will not limit the amount of senior debt that we may incur. All series of subordinated debt securities as well as other subordinated debt issued under the subordinated indenture will rank equally with each other in right of payment.

The subordinated indenture prohibits us from making a payment of principal, premium, interest or sinking fund payments for the subordinated debt securities during the continuance of any default on senior debt or any default under any agreement pursuant to which the senior debt was issued beyond the grace period, unless and until the default on the senior debt is cured or waived.

Upon any distribution of our assets in connection with any dissolution, winding-up, liquidation, reorganization, bankruptcy or other similar proceeding, the holders of all senior debt securities will first be entitled to receive payment in full of the principal, any premium and interest due on the senior debt before the holders of the subordinated debt securities are entitled to receive any payment. Because of this subordination, if we become insolvent, our creditors who are not holders of senior debt or of the subordinated debt securities may recover less, ratably, than holders of senior debt but may recover more, ratably, than holders of the subordinated debt securities.

Additional Terms of Debt Securities

A prospectus supplement and any supplemental indentures relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the type and title of debt securities offered;

•	any limit upon the total principal amount of the series of debt securities;

•	the total principal amount and priority of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of and premium, if any, on the debt securities will be payable or the method of determining such date;

•	the interest rates (which may be fixed or variable) that the debt securities will bear, or the method for determining such rates;

•	the dates from which the interest on the debt securities will accrue and be payable, or the method of determining those dates;

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•	the date or dates on which interest will be payable and the record date or dates to determine the persons who will receive payment;

•	the place where principal of, premium, if any, and interest, on the debt securities will be payable or at which the debt securities may be surrendered for registration of transfer or exchange;

•	the period or periods within which, the price or prices at which, the currency (if other than U.S. dollars) in which, and the other terms and conditions upon which, the debt securities may be redeemed, in whole or in part, at our option, if we have that option;

•	the obligation, if any, we have to redeem or repurchase the debt securities pursuant to any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder; and the period or periods within which, the price at which, and the other terms and conditions upon which, such debt securities shall be redeemed or purchased, in whole or in part;

•	the denominations in which the debt securities are authorized to be issued;

•	if the amount of principal of, or premium, if any, or interest on, the debt securities may be determined with reference to an index or pursuant to a formula or other method, the method in which such amounts will be determined;

•	the amount or percentage payable if we accelerate the maturity of the debt securities, if other than the principal amount;

•	any changes to or additional events of default or covenants set forth in the indentures;

•	the terms of subordination, if any;

•	any special tax implications of the debt securities, including provisions for original issue discount securities;

•	provisions, if any, granting special rights to the holders of the debt securities if certain specified events occur; the circumstances, if any, under which we will pay additional amounts on the debt securities held by non-U.S. persons for taxes, assessments or similar charges;

•	whether the debt securities will be issued in registered or bearer form or both;

•	the date as of which any debt securities in bearer form and any temporary global security representing outstanding securities are dated, if other than the original issuance date of the debt securities;

•	the forms of the securities and interest coupons, if any, of the series;

•	if other than the trustee under the applicable indenture, the identity of the registrar and any paying agent for the debt securities;

•	any means of defeasance or covenant defeasance that may be specified in the debt securities;

•	whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for the global security or securities and the circumstances under which beneficial owners of interest in the global security may exchange those interests for certificated debt securities to be registered in the name of, or to be held by, the beneficial owners or their nominees;

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•	if the debt securities may be issued or delivered, or any installation of principal or interest may be paid, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture, the form of those certificates, documents or conditions;

•	any definitions for the debt securities for that series that are different from or in addition to the definitions included in the applicable indentures;

•	in the case of the subordinated indenture, the relative degree to which the debt securities shall be senior to or junior to other securities, whether currently outstanding or to be offered in the future, and to other debt, in right of payment;

•	whether the debt securities are to be guaranteed and, if so, by identity of the guarantors and the terms of the guarantees;

•	the terms, if any, upon which the debt securities may be converted or exchanged into or for our common shares, preferred shares or other securities or property;

•	any restrictions on the registration, transfer or exchange of the debt securities; and

•	any other terms consistent with the indenture.

Certain Covenants

Under the indentures, we are required to:

•	pay the principal, interest and any premium on the debt securities when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year certifying our compliance with all of our obligations under the indentures;

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium;

•	maintain an unencumbered total asset value (as defined in the indentures) in an amount of not less than 100% of the aggregate principal amount of all our outstanding debt;

•	except as described under "— Merger, Consolidation and Sale of Assets," do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration of trust and statutory) and franchises, unless the board of trust managers determines that the preservation thereof is no longer desirable in the conduct of our business;

•	cause all of our material properties used or useful for the conduct of our business to be maintained and kept in good condition, repair and working order and we will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of our material properties to be made, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

•	keep all of our insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if such insurer has publicly rated debt, the rating for such debt must be at least investment grade with the nationally recognized rating agencies; and

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•	pay or discharge or cause to be paid or discharged, before they shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon us or upon our income; and profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property; provided, however, we are not required to pay or discharge any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Under the indentures, we may not:

•	incur or permit a subsidiary to incur any debt (as defined in the indentures) which causes the aggregate principal amount of all our outstanding debt to become greater than 60% of the sum of (1) our total assets (as defined in the indentures) at the end of the calendar quarter covered in our then most recent 10-K or 10-Q and (2) the purchase price of any real estate assets or mortgages receivable acquired and any securities offering proceeds received since the end of such calendar quarter to the extent such proceeds were not used by us to acquire real estate assets or mortgages receivable or used to reduce debt;

•	incur or permit a subsidiary to incur any debt if our ratio of consolidated income available for debt service (as defined in the indentures) to the annual service charge (as defined in the indentures) shall have been less than 1.5 for the four quarters then most recently ended; or

•	incur any debt or permit a subsidiary to incur any debt secured by any mortgage lien, charge, pledge, encumbrance or security interest in which the aggregate principal amount of all our outstanding secured debt is greater than 40% of our total assets.

Events of Default, Notice and Waiver

Events of default under the indentures for any series of debt securities include:

•	failure for 30 days to pay interest on any debt securities of that series;

•	failure to pay principal of, or premium, if any, on any debt securities of that series;

•	failure to pay any sinking fund payment when due;

•	failure to perform or breach of any covenant or warranty contained in the indentures (other than a covenant added to the indentures solely for the benefit of a particular series of debt securities), which continues for 60 days after written notice as provided in the indenture;

•	default under any of our other debt instruments with an aggregate principal amount outstanding of at least $10,000,000; or

•	events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% of the total principal amount of the debt securities of the series may declare the entire principal of that series due and payable immediately. If an event of default occurs due to bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee, no advance notice of acceleration is required; acceleration is automatic.

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Each indenture provides that, if an event of default has occurred, the trustee is to use the degree of care a prudent person would use in the conduct of his own affairs. Subject to those provisions, the trustee is under no obligation to exercise any of its rights or powers under an indenture at the request of any of the holders of the debt securities of a series unless they have furnished to the trustee reasonable security or indemnity.

Each indenture provides that, after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration if:

•	we have paid, or deposited with the trustee a sum sufficient to pay:

•	all overdue interest on all debt securities of the applicable series;

•	the principal of and premium, if any, on any debt securities of the applicable series which have become due other than by such declaration of acceleration, plus interest thereon at the rate borne by the debt securities;

•	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the debt securities; and

•	all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•	all events of default, other than the non-payment of principal of, or interest on, the debt securities which have become due solely by such declaration of acceleration, have been cured or waived.

The trustee is required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of, and premium, if any, or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if the trustee considers such withholding to be in the interest of the holders.

Limitation on Suits

The indentures limit the right of holders of debt securities to institute legal proceedings. No holder of any debt securities will have the right to bring a claim under an indenture unless:

•	the holder has given written notice to the trustee of default under the terms of that series of debt;

•	the holders of not less than 25% of the aggregate principal amount of debt securities of that series shall have made a written request to the trustee to bring the claim and furnished the trustee reasonable indemnification as it may require;

•	the trustee has not commenced an action within 60 days of receipt of the notice, request and offer of indemnity; and

•	no direction inconsistent with a request has been given to the trustee by the holders of not less than a majority of the aggregate principal amount of the debt securities.

The holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee with respect to the securities of any series; provided, however, that:

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•	the direction does not conflict with any rule of law or an indenture;

•	the trustee may take any action it deems proper and which is consistent with the direction of the holders; and

•	the trustee is not required to take any action that would unduly prejudice the holders of the debt securities not taking part in the action or would impose personal liability on the trustee.

Defeasance

Unless stated otherwise in a prospectus supplement, we will be able to discharge our obligations under debt securities at any time by taking the actions described below. The discharge of all obligations using this process is known as "defeasance." If we defease debt securities, all obligations under the series of debt securities that are defeased will be deemed to have been discharged, except for:

•	the rights of holders of outstanding debt securities to receive, solely from funds deposited for this purpose, payments in respect of the principal of, premium, if any, and interest on those debt securities when the payments are due;

•	the obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

We will also be able to free ourselves from certain covenants that are described in the indentures by taking the actions described below. The discharge of obligations using this process is known as "covenant defeasance." If we defease covenants under debt securities, then certain events (not including non-payment, enforceability of any guarantee, bankruptcy and insolvency events) described under "— Events of Default, Notice and Waiver" will no longer constitute an event of default with respect to the debt securities.

Unless stated otherwise in a prospectus supplement, in order to exercise either defeasance or covenant defeasance as to the outstanding debt securities of a series:

•	we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the applicable series, an amount in (1) currency in which those debt securities are then specified as payable at maturity, (2) government securities (as defined in the applicable indenture) or (3) any combination thereof, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the principal of, premium, if any, and interest on the debt securities of the applicable series on the stated maturity of such principal or installment of principal or interest and any mandatory sinking fund payments;

•	in the case of defeasance, we will deliver to the trustee an opinion of counsel confirming that either:

•	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

•	since the date we issued the applicable debt securities, there has been a change in the applicable federal income tax law,

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the effect of either being that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•	in the case of covenant defeasance, we will deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•	no default or event of default shall have occurred and be continuing on the date of such deposit or insofar as Sections 501(6) and 501(7) of the indentures are concerned, at any time during the period ending on the 91st day after the date of deposit;

•	the defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	we will deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for that relate to either the defeasance or the covenant defeasance, as the case may be, have been met; and

•	we will deliver to the trustee an opinion of counsel to the effect that either (1) as a result of the deposit pursuant to the first bullet in this paragraph and the election to defease, registration is not required under the Investment Company Act of 1940, as amended, with respect to the trust funds representing the deposit, or (2) all necessary registrations under the Investment Company Act have been effected.

Conversion

Debt securities may be convertible into or exchangeable for common shares or preferred shares. The prospectus supplement will describe the terms of any conversion rights. To protect our status as a REIT, debt securities are not convertible if, as a result of that conversion, any person would then be deemed to own, directly or indirectly, more than 9.8% of our capital shares. See "Restrictions On Ownership" on page 25.

Merger, Consolidation and Sale of Assets

Each indenture generally permits us to consolidate or merge with another entity. The indentures also permit us to sell all or substantially all of our property and assets. If this happens, the remaining or acquiring entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures. However, we will only consolidate or merge with or into any other entity or sell all or substantially all of our assets according to the terms and conditions of the indentures. The remaining or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor entity may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of trust managers or any of our officers may be done by the board or officers of the successor entity.

Modifications and Amendments

Unless stated otherwise in a prospectus supplement, we and the trustee may modify and amend either indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of all series affected by the modification or amendment:

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•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

•	change the currency in which the principal or premium, if any, of any debt security or the interest thereon is payable;

•	reduce the percentage in principal amount of outstanding debt securities of any series for which the consent of the holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of the indenture or certain defaults; or

•	modify any of the provisions that relate to supplemental indentures and that require the consent of holders, that relate to the waiver of past defaults, that relate to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding debt securities required to take such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby.

Unless we say otherwise in a prospectus supplement, we and the trustee may modify and amend either indenture without the consent of the holders if the modification or amendment does only the following:

•	evidences the succession of another person to us and the assumption by any such successor of any covenants under the indenture and in the debt securities of any series;

•	adds to our covenants for the benefit of the holders of all or any series of debt securities or surrenders any of our rights or powers;

•	adds any additional event of default for the benefit of the holders of all or any series of debt securities;

•	adds or changes any provisions to the extent necessary to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities or bearer of securities of other authorized denominations, or to permit or facilitate the issuance of securities in uncertificated form;

•	changes or eliminates any provision affecting only debt securities not yet issued;

•	secures the debt securities of any series;

•	establishes the form or terms of debt securities of any series not yet issued;

•	evidences and provides for successor trustees or adds or changes any provisions of the indenture to the extent necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

•	cures any ambiguity, corrects or supplements any provisions which may be defective or inconsistent with any other provision, or makes any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture; provided, however, that no such modification or amendment may adversely affect the interest of holders of debt securities of any series then outstanding in any material respect; or

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•	supplements any provision of the indenture to such extent as shall be necessary to permit the facilitation of defeasance and discharge of any series of debt securities; provided, however, that any such action may not adversely affect the interest of holders of debt securities of any series then outstanding in any material respect.

Original Issue Discount

We may issue debt securities under either indenture for less than their stated principal amount. Such securities may be treated as "original issue discount securities," and they may be subject to special tax consequences. In addition, some debt securities that are offered and sold at their stated principal amount may, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. We will describe the federal income tax consequences and other special consequences applicable to securities treated as original issue discount securities in the prospectus supplement relating to such securities. "Original issue discount security" generally means any debt security that:

•	does not provide for the payment of interest prior to maturity; or

•	is issued at a price lower than its face value and provides that upon redemption or acceleration of its stated maturity an amount less than its principal amount shall become due and payable.

Denominations, Interest, Registration and Transfer

Unless the prospectus supplement states differently, the debt securities of any series issued in registered form will be issuable in denominations of $2,000 and integral multiples of $1,000. Unless the prospectus supplement states otherwise, the debt securities of any series issued in bearer form will be issuable in denominations of $5,000.

Unless otherwise provided in the applicable prospectus supplement, the trustee will pay the principal of, and any premium and interest on, the debt securities and will register the transfer of any debt securities at its offices. However, at our option, we may distribute interest payments by mailing a check to the address of each holder of debt securities that appears on the register for the debt securities.

Any interest on a debt security not punctually paid or duly provided for on any interest payment date will cease to be payable to the holder on the applicable regular record date. This defaulted interest may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest. We will set the special record date and give the holder of the debt security at least 10 days' prior notice. In the alternative, this defaulted interest may be paid at any time in any other lawful manner, all as fully described in the applicable indenture.

Subject to any limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender to the applicable trustee of the debt securities. In addition, subject to any limitations imposed upon debt securities issued in book-entry form, a holder may surrender the debt securities to the trustee for conversion or registration of transfer. Every debt security surrendered for conversion, registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer from the holder. A holder will not have to pay a service charge for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

If the prospectus supplement refers to any transfer agent, in addition to the applicable trustee that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities.

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Neither we nor the trustee will be required to:

•	issue, register the transfer of, or exchange of, debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of, or exchange of, any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of, or exchange of, any debt security that has been surrendered for repayment at the holder's option, except the portion, if any, of the debt security not to be repaid.

Book-Entry Debt Securities

We may issue debt securities of a series in whole or in part in the form of one or more global securities. We will deposit such global securities with, or on behalf of, a depository identified in the applicable prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. Unless we specify otherwise in the applicable prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $2,000 or any integral multiple of $1,000 and will be issued in registered form only, without coupons. We will make payments of principal of, premium, if any, and interest on debt securities represented by a global security to the applicable trustee under the applicable indenture, which will then forward such payments to the depository.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), and that such global securities will be registered in the name of Cede & Co., DTC's partnership nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. We will describe any additional or differing terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security:

(1)	will not be entitled to have debt securities represented by such global security registered in their names;

(2)	will not receive or be entitled to receive physical delivery of debt securities in certificated form; and

(3)	will not be considered the owners or holders thereof under the applicable indenture.

The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

Unless we specify otherwise in the applicable prospectus supplement, each global security representing book-entry notes will be exchangeable for certificated notes only if:

(1)	DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within 90 days after we receive such notice or become aware of such unwillingness, inability or ineligibility;

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(2)	we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes; or

(3)	there shall have occurred and be continuing an event of default under an indenture with respect to the notes and beneficial owners representing a majority in aggregate principal amount of the book-entry notes represented by global securities advise DTC to cease acting as depository. Upon any such exchange, owners of a beneficial interest in the global security or securities representing book-entry notes will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names shall be provided by DTC's relevant participants (as identified by DTC) to the applicable trustee.

The following is based on information furnished to us by DTC:

DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has a Standard & Poor's highest rating: AA+. The DTC rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are, however, expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC's records reflect only the identities of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

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Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC's MMI Procedures. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal, premium, if any, interest payments and redemption proceeds on the debt securities will be made to Cede & Co., or such other nominee, as may be requested by an authorized representative of DTC.

DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such Participant and not of DTC, nor its nominee, the applicable trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the applicable trustee's responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the applicable trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant's interest in the global security or securities representing such book-entry notes, on DTC's records, to such trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered securities to the trustee's DTC account.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to the applicable trustee or us. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, debt securities will be printed and delivered to DTC.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be Direct Participants in DTC.

Neither we, the applicable trustee, nor any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

Certificated Notes

Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the notes, notes may not be transferred except as a whole by DTC to a nominee of DTC; as a whole by a nominee of DTC to DTC or another nominee of DTC; or as a whole by DTC or nominee of DTC to a successor of DTC or a nominee of such successor.

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We will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•	we advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Securities Exchange Act of 1934, and the trustee or we are unable to locate a qualified successor within 90 days;

•	there has occurred and is continuing an event of default or any event which after notice or lapse of time or both would be an event of default, in which case we will issue notes to a Beneficial Owner at the request of that beneficial holder; or

•	we, at our option, elect to terminate use of the book-entry system through DTC.

If any of the above events occurs, DTC is required to notify all Direct Participants that notes in fully certificated registered form are available through DTC. DTC will then surrender the global notes along with instructions for re-registration. The trustee will re-issue the notes in full certificated registered form and will recognize the registered holders of the certificated notes as holders under the senior indenture.

Governing Law

Unless stated otherwise in a prospectus supplement, each indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL SHARES

We are a Texas REIT. Your rights as a shareholder are governed by the Texas Business Organizations Code, our declaration of trust and our bylaws. The following summary of terms, rights and preferences of the shares of beneficial interest is not complete. You should read our declaration of trust and bylaws for more complete information.

Authorized Shares

Our declaration of trust provides that we may issue up to 285,000,000 shares of beneficial interest, consisting of 275,000,000 common shares, par value $0.03 per share, and 10,000,000 preferred shares, par value $.03 per share. At June 30, 2014, 122,238,000 common shares and 6,000,000 depositary shares, each representing one-one hundredth of a share of 6.5% Series F Cumulative Redeemable Preferred Shares, were outstanding. In addition, at June 30, 2014, we had 1,439,559 common shares available for issuance as restricted shares or upon the exercise of options granted under our employee and trust manager restricted share and share option plans. Computershare Trust Company, N.A. is the transfer agent and registrar of our common shares and preferred shares.

Shareholder Liability

Under Texas law, you will not be personally liable for any obligation of ours solely because you are a shareholder. Under our declaration of trust, our shareholders are not personally liable for our debts or obligations and will not be subject to any personal liability in tort, contract or otherwise, to any person in connection with our property or affairs by reason of being a shareholder.

Also, to the extent that we conduct operations in another jurisdiction where the law of that jurisdiction (1) does not recognize the limitations of liability afforded by contract, Texas law or our declaration of trust, and (2) does not provide similar limitations of liability applicable to real estate investment trusts or other trusts, a third party could attempt, under limited circumstances, to assert a claim against our shareholders based upon our obligations.

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Common Shares

Voting Rights. Each outstanding common share owned by a shareholder entitles that holder to one vote on all matters submitted to a vote of shareholders, including the election of trust managers. The right to vote is subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, which we describe under "Restrictions On Ownership" below. There is no cumulative voting in the election of trust managers. Subject to the terms of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest, each common share has the same dividend, distribution, liquidation and other rights as each other common share.

According to the terms of our declaration of trust, bylaws and Texas law, all matters submitted to the shareholders for approval, except for those matters listed below, are approved if a majority of all the votes cast at a meeting of shareholders duly called and at which a quorum is present are voted in favor of approval. The following matters require approval other than by a majority of all votes cast:

•	the election of trust managers (which provides that trust managers remain on the board unless and until a nominee for that board seat receives the affirmative vote of the holders of 66 2/3% of our common shares);

•	the amendment of our declaration of trust by shareholders (which requires the approval of the board of trust managers and the affirmative vote of 66 2/3% of all votes entitled to be cast on the matter);

•	our termination, winding-up of affairs and liquidation (which requires the affirmative vote of 66 2/3% of all the votes entitled to be cast on the matter); and

•	our merger or consolidation with another entity or sale of all or substantially all of our assets (which requires the approval of the board of trust managers and the affirmative vote of 66 2/3% of all the votes entitled to be cast on the matter).

Dividends. Subject to any preferential rights of any outstanding series of preferred shares, the holders of our common shares are entitled to such dividends and distributions as may be declared from time to time by the board of trust managers from funds available therefor. We may pay dividends in either cash, property or in common shares. Payment and declaration of dividends on our common shares by us will be subject to certain restrictions if we fail to pay dividends on our preferred shares.

Distributions and Liquidation Rights. Upon any liquidation, dissolution or winding-up, holders of our common shares will be entitled to share equally and ratably in any assets available for distribution to them after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any outstanding preferred shares.

No Preemptive Rights. No holders of our common shares have preemptive or other rights to purchase or subscribe for any common shares.

REIT Restrictions On Ownership and Transfer. Our common shares are subject to certain restrictions on ownership and transfer that were adopted for the purpose of enabling us to preserve our status as a REIT. For a description of such restrictions, see "Restrictions On Ownership."

Stock Exchange Listing. Our common shares are traded on the New York Stock Exchange under the trading symbol "WRI."

Preferred Shares

Our declaration of trust authorizes our board of trust managers to issue up to 10,000,000 preferred shares from time to time, in one or more series, to establish the number of shares in each series and to fix the designations, powers, preferences and rights of each series and the qualifications, limitations or restrictions thereof. No shareholder approval is required for the issuance of preferred shares.

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Future Series of Preferred Shares. The applicable prospectus supplement shall set forth with respect to each series that may be issued and sold pursuant hereto:

•	the designation of such shares and the number of shares that constitute such series;

•	the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to the payment of dividends with respect to other classes or series of our capital shares;

•	the dividend periods (or the method of calculation thereof);

•	the voting rights, if any, of the shares;

•	the terms and amount of a sinking fund, if any;

•	the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of our capital shares and any other rights of the shares of such series upon our liquidation or winding-up;

•	whether or not and on what terms the shares of such series will be subject to redemption or repurchase at our option;

•	whether and on what terms the shares of such series will be convertible into or exchangeable for our other debt or equity securities;

•	whether the shares of such series of preferred shares will be listed on a securities exchange;

•	any limitations on direct or beneficial ownership and restrictions on transfer in addition to those described in "Restrictions On Ownership," in each case as may be appropriate to preserve our status as a REIT;

•	any special United States federal income tax considerations applicable to such series;

•	any listing of the preferred shares on any securities exchange;

•	any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the series of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding-up of our affairs; and

•	the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series not inconsistent with our declaration of trust, our bylaws and the Texas Business Organizations Code.

The terms of any preferred shares we issue will be set forth in resolutions adopted by our board of trust managers. We will file such resolutions as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred shares in any prospectus supplement will not describe all of the terms of the preferred shares in detail. You should read the applicable resolutions for a complete description of all of the terms.

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Rank. With respect to dividend rights and rights upon liquidation, dissolution or winding-up, the preferred shares will rank senior to our common shares and to all other classes and series of our equity securities now or later authorized, issued or outstanding, other than any classes or series of equity securities that by their terms specifically rank equal or senior to the preferred shares. We refer to the common shares and the other classes and series of equity securities to which the preferred shares rank senior as to dividend rights and rights upon liquidation, dissolution or winding-up as "junior shares;" we refer to equity securities that by their terms rank equal to the preferred shares as "parity shares;" and we refer to equity securities that by their terms rank senior to the preferred shares as "senior shares." The preferred shares are junior to all of our outstanding debt securities. We may create and issue senior stock, parity stock and junior stock to the extent not expressly prohibited by our declaration of trust.

Dividends. Holders of our preferred shares are entitled to receive, when, as and if authorized by our board of trust managers and declared by us out of our assets legally available for payment, dividends or distributions in cash, property or other assets or in our securities or from any other source as our board of trust managers in its discretion, determines and at the dates and annual rate per share as described in the applicable prospectus supplement. This rate may be fixed or variable or both. Each authorized dividend is payable to holders of record as they appear at the close of business on our books on the record date, not more than 30 calendar days preceding the payment date, as determined by our board of trust managers.

These dividends may be cumulative or noncumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred shares are noncumulative and if our board of trust managers fails to authorize a dividend in respect of a dividend period with respect to that series, then holders of those preferred shares will have no right to receive a dividend in respect of that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are authorized and payable on any future dividend payment dates. If dividends of a series of preferred shares are cumulative, the dividends on those shares will accrue from and after the date stated in the applicable prospectus supplement.

No full dividends may be authorized or paid or set apart for payment on preferred shares of any series ranking, as to dividends, on a parity with or junior to the series of preferred shares offered by the applicable prospectus supplement for any period unless:

•	full dividends for the immediately preceding dividend period on the preferred shares, including any accumulation in respect of unpaid dividends for prior dividend periods have been or contemporaneously authorized and paid or authorized;

•	any cumulative preferred shares have been or contemporaneously authorized and paid or authorized; and

•	a sum sufficient for payment is set apart for payment.

When dividends are not paid in full or a sum sufficient for the full payment is not set apart, dividends upon the preferred shares offered by the applicable prospectus supplement and any other preferred shares with equivalent dividend ranking must be authorized proportionately so that the amount of dividends authorized per share on those preferred shares and the other preferred shares in all cases bear to each other the same ratio that accrued dividends for the then current dividend period per share on those preferred shares. Any accumulated, accrued or unpaid dividends for prior dividend periods on shares of other preferred shares, including required or permitted accumulations, if any, shall also bear the same ratio to each other.

No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment(s) on preferred shares that are in arrears. Unless full dividends on the series of preferred shares offered by the applicable prospectus supplement have been authorized and paid or set apart for payment for the immediately preceding dividend period, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the preferred shares are cumulative:

•	no cash dividend or distribution, other than in shares of junior stock, may be authorized, set aside or paid on the junior stock;

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•	we may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of junior stock, or pay any monies into a sinking fund for the redemption of any shares, except by conversion into or exchange for junior stock; and

•	we may not, directly or indirectly, repurchase, redeem or otherwise acquire any preferred shares or parity stock, or pay any monies into a sinking fund for the redemption of any shares, otherwise than in accordance with proportionate offers to purchase or a concurrent redemption of all, or a proportionate portion, of the outstanding preferred shares and shares of parity stock, except by conversion into or exchange for junior stock.

Any dividend payment made on a series of preferred shares will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series.

Liquidation. If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of a series of our preferred shares will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of our common shares, excess shares, or any junior stock, to receive a liquidating distribution in the amount of the liquidation preference per share stated in the applicable prospectus supplement plus accrued and unpaid dividends for the then-current dividend period, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the series of preferred shares are cumulative. If the amounts available for distribution with respect to our preferred shares and all other outstanding parity stock are not sufficient to satisfy the full liquidation rights of all of the outstanding preferred shares and parity stock, then the holders of each series of stock will share in the distribution of assets in proportion to the full respective preferential amount, which in the case of preferred shares may include accumulated dividends, to which they are entitled. After payment of the full amount of the liquidation distribution, the holders of preferred shares will not be entitled to any future participation in any distribution of assets by us.

Voting. The preferred shares of a series will not be entitled to vote, except as described below or in the applicable prospectus supplement. Without the affirmative vote of a majority of the preferred shares then outstanding, voting separately as a class together with any parity stock, we may not:

•	increase or decrease the aggregate number of authorized share of the class or any security ranking senior to the preferred shares;

•	increase or decrease the par value of the shares of the class; or

•	alter or change the voting or other powers, preferences or special rights of the class so as to affect them adversely.

No other rights. The shares of a series of preferred shares will not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption except as described above or in the applicable prospectus supplement, the declaration of trust and in the applicable resolutions creating the series of preferred shares or as otherwise required by law.

DESCRIPTION OF DEPOSITARY SHARES

General. We may issue receipts for depositary shares, each of which will represent a fractional interest of a particular series of a class of preferred shares, as specified in the applicable prospectus supplement. The preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named in the deposit agreement and the holders of the depositary receipts. Immediately following our issuance and delivery of the preferred shares to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Subject to the terms of the applicable depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of a preferred share represented by the depositary shares evidenced by the depositary receipts, to all the rights and preferences of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights) as designated by our board of trust managers. The summary of our depositary shares set forth below is not complete. You should refer to the applicable prospectus supplement, provisions of the deposit agreement and the depositary receipts that will be filed with the SEC as part of the offering of any depositary shares. To obtain copies of these documents, see "Where You Can Find More Information" on page 1.

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As of the date of this prospectus, the following depositary shares are outstanding:

6.5% Series F Cumulative Redeemable Preferred Shares and Depositary Shares

On January 30, 2007, we issued 80,000 shares of 6.5% Series F Cumulative Redeemable Preferred Share and 8,000,000 depositary shares for $200 million. On June 6, 2008 we issued an additional 60,000 shares of 6.5% Series F Cumulative Redeemable Preferred Shares and an additional 6,000,000 depositary shares for $150 million. In 2013, we exercised our option to redeem 8,000,000 depository shares for $200 million. Each depositary share represents a one-one hundredth fractional interest in a share of Series F Preferred. The Series F Preferred has a liquidation preference of $2,500 per share (equivalent to $25 per depositary share), plus accrued and unpaid dividends through the date of such payment. The Series F Preferred ranks on a parity with respect to the payment of dividends and payments upon liquidation. The redemption price per share of Series F Preferred is equal to the liquidation preference per share. The Series F Preferred and the depositary shares have no maturity date and will remain outstanding indefinitely unless redeemed by us. The Series F Preferred and the depositary shares are not convertible into or exchangeable for any of our other securities. The Series F Preferred shareholders and the holders of the depositary shares generally have no voting rights, except if we fail to pay dividends for six quarters. In that event, the holders of the Series F Preferred (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable), have the right to elect two trust managers who shall serve until all dividend arrearages have been paid. In such case, the entire board of trust managers will be increased by two trust managers.

The depositary shares representing the Series F Preferred are listed for trading on the New York Stock Exchange under the symbol "WRIPRF."

See "Description of Capital Shares — Description of Preferred Shares."

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received on behalf of the preferred shares proportionately to the record holders of the related depositary receipts owned by such holder. Such distributions are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

In the event of a non-cash distribution, the depositary will distribute property it receives to the record holders of depositary receipts entitled to the property unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds of such sale to holders. Such distributions by the depositary are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain changes and expenses to the depositary.

Withdrawal of Shares. Unless the related depositary shares have previously been called for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption. Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided we have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. With respect to noncumulative preferred shares, dividends will be paid for the current dividend period only. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot.

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After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease. However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such depositary receipts were entitled to at the time of redemption when they surrender their depositary receipts to the depositary.

Voting Rights. Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary receipts related to such preferred shares. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred shares related to such holder's depositary receipts. The record date for depositary receipts will be the same date as the record date for preferred shares. The depositary will vote the preferred shares related to such depositary receipts in accordance with such instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to vote the preferred shares. The depositary will abstain from voting preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts.

Liquidation Preference. In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares. The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares into whole common shares, other preferred shares or other shares of capital shares. We have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion. If conversion will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement. The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the existing holders of at least a majority of the depositary shares evidenced by outstanding depositary receipts.

We may terminate the deposit agreement upon not less than 30 days' prior written notice to the depositary if (1) such termination is to preserve our status as a REIT or (2) a majority of each class of preferred shares affected by such termination consents to such termination. Upon termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares represented by the depositary shares evidenced by such depositary receipts. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

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•	there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding-up and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares; or

•	each related preferred share shall have been converted into capital shares that are not represented by depositary shares.

Fees of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the depositary's fees and expenses for any duties that holders request to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its resignation, and we may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous. The depositary will forward to holders of depositary receipts any reports and communications from us which it receives with respect to the related preferred shares. Neither us nor the depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence, gross negligence or willful misconduct. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

If the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

RESTRICTIONS ON OWNERSHIP

Maintaining REIT Status

In order for us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. In addition, our capital shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. For purposes of restrictions on ownership, "capital shares" means our common shares and any securities convertible into common shares.

Because the board of trust managers believes it is essential for us to continue to qualify as a REIT, our declaration of trust generally provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% of our total outstanding capital shares. Any transfer of shares will not be valid if it would:

•	create a direct or indirect ownership of shares in excess of 9.8% of our total outstanding capital shares;

•	result in shares being owned by fewer than 100 persons;

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•	result in our being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code; or

•	result in our disqualification as a REIT.

Shares held by a person in excess of 9.8% of our total outstanding capital shares will automatically be deemed to be transferred to us as trustee of a trust for the exclusive benefit of the transferees to whom those shares may ultimately be transferred without violating the 9.8% ownership limit. Such excess shares shall be treated as treasury shares. While in trust, these shares will not be entitled to vote (except as required by law), and will not be entitled to participate in dividends or other distributions. All certificates representing capital shares will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than a specified percentage of the outstanding common shares must file written notice with us containing the information specified in our charter within 30 days after January 1 of each year. In addition, each common shareholder shall upon demand be required to disclose to us in writing such information with respect to the actual and constructive ownership of shares as our board of trust managers deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

These restrictions on ownership may have the effect of precluding the acquisition of control unless our board of trust managers and shareholders determine that maintenance of REIT status is no longer in our best interests.

Business Combinations

Our declaration of trust requires that except in certain circumstances, a business combination between us and a related person must be approved by the affirmative vote of the holders of not less than 80% of our outstanding common shares, including the affirmative vote of the holders of not less than 50% of the outstanding common shares not owned by the related person. However, the 50% voting requirement is not applicable if the business combination is approved by the affirmative vote of the holders of not less than 90% of our outstanding common shares. Our declaration of trust provides that a "business combination" is:

(1)	any merger or consolidation, if and to the extent permitted by law, of us or our subsidiary, with or into a related person;

(2)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 35% of the book value of the total assets of us and our subsidiaries (taken as a whole) as of the end of the fiscal year ending prior to the time the determination is being made, to or with a related person;

(3)	the issuance or transfer by us or our subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities by us or our subsidiary to a related person;

(4)	any reclassification of securities (including any reverse share split) or recapitalization by us, the effect of which would be to increase the voting power of the related person;

(5)	the adoption of any plan or proposal for the liquidation or dissolution of us proposed by or on behalf of a related person which involves any transfer of assets, or any other transaction, in which the related person has any direct or indirect interest (except proportionally as a shareholder);

(6)	any series or combination of transactions having, directly or indirectly, the same or substantially the same effect as any of the foregoing; and

(7)	any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

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A "related person" generally is defined in the declaration of trust to include any individual, corporation, partnership or other person and the affiliates and associates of any such individual, corporation, partnership or other person which individually or together is the beneficial owner in the aggregate of more than 50% of our outstanding common shares.

The 80% and 50% voting requirements outlined above will not apply, however, if:

(1)	the trust managers by a vote of not less than 80% of the trust managers then holding office (a) have expressly approved in advance the acquisition of our common shares that caused the related person to become a related person or (b) have expressly approved the business combination prior to the date on which the related person involved in the business combination shall have become a related person; or

(2)	the business combination is solely between us and another corporation, 100% of the voting stock of which is owned directly or indirectly by us; or

(3)	the business combination is proposed to be consummated within one year of the consummation of a fair tender offer (as defined in the declaration of trust) by the related person in which the business combination, the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of our common shares in the business combination is not less than the price offered in the fair tender offer;

(4)	all of the following conditions shall have been met:

(a)	the business combination is a merger or consolidation, the consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a related person and the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of common shares in the business combination is not less than the highest per share price, with appropriate adjustments for recapitalizations and for share splits and share dividends, paid by the related person in acquiring any of its holdings of our common shares, which shall constitute a "fair price;"

(b)	the consideration to be received by such holders is either cash or, if the related person shall have acquired the majority of its holdings of our common shares for a form of consideration other than cash, in the same form of consideration with which the related person acquired such majority;

(c)	after such person has become a related person and prior to consummation of such business combination:

•	there shall have been no reduction in the annual rate of dividends, if any, paid per share on our common shares (adjusted as appropriate for recapitalizations and for share splits, reverse share splits and share dividends), except any reduction in such rate that is made proportionately with any decline in our net income for the period for which such dividends are declared and except as approved by a majority of the trust managers continuing in office; and

•	such related person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by us prior to the consummation of such business combination (other than in connection with financing a fair tender offer); and

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(d)	proxy statement that conforms in all respects with the provisions of the Exchange Act and the rules and regulations thereunder shall be mailed to holders of our common shares at least 30 days prior to the consummation of the business combination for the purpose of soliciting shareholder approval of the business combination; or

(5)	the "rights" (as defined below) shall have become exercisable.

If a person has become a related person and within one year after the date of the transaction pursuant to which the related person became a related person, which shall be considered as the "acquisition date":

(1)	a business combination meeting all of the requirements of paragraphs (4)(a)(b)(c) and (d) above regarding the applicability of the 80% voting requirement shall not have been consummated;

(2)	a fair tender offer shall not have been consummated; and

(3)	we have not been dissolved and liquidated,

then, in such event the beneficial owner of each common share (not including shares beneficially owned by the related person) shall have the right (each a "right" and collectively the "rights") which may be exercised subject to certain conditions, commencing at the opening of business on the one year anniversary date of the acquisition date and continuing for a period of 90 days thereafter, subject to certain extensions, to sell to us on the terms set forth herein one share upon exercise of such right. At 5:00 p.m., New York, New York time, on the last day of the exercise period, each right not exercised shall become void, all rights in respect thereof shall cease as of such time and the certificates shall no longer represent rights.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred shares or common shares. We may issue warrants independently or together with debt securities, preferred shares or common shares or attached to or separate from the offered securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other offered securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

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•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the preferred shares or common shares purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of preferred shares or common shares, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. time on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

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FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes our taxation and the material federal income tax consequences associated with an investment in our securities. The tax treatment of securityholders will vary depending upon the holder's particular situation, and this discussion addresses only holders that hold securities as a capital asset and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the federal income tax laws apply, including:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	banks and other financial institutions;

•	tax-exempt organizations (except to the limited extent discussed in "— Taxation of Tax-Exempt Shareholders");

•	certain insurance companies;

•	persons liable for the alternative minimum tax;

•	persons that hold securities as a hedge against interest rate or currency risks or as part of a straddle or conversion transaction;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in "— Taxation of Non-U.S. Holders"); and

•	holders whose functional currency is not the U.S. dollar.

The statements in this section are based on the Internal Revenue Code of 1986, as amended, its legislative history, current and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

This section is not a substitute for careful tax planning. We urge you to consult your tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences to you regarding the purchase, ownership and sale of our securities. You should also consult with your tax advisor regarding the impact of potential changes in the applicable tax laws.

Taxation of Weingarten Realty Investors as a REIT

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1985. Locke Lord LLP has provided us an opinion that for our taxable year ended December 31, 2013 we qualified as a REIT under the Code, that we are organized and our manner of operation is in conformity with the requirements for qualification and taxation as a REIT under the Code as of the date of this Registration Statement, and that our proposed manner of operation and diversity of equity ownership will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for 2014. You should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service or any court. In providing its opinion, Locke Lord LLP is relying, as to certain factual matters, upon the statements and representations contained in certificates provided to Locke Lord LLP by us.

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Our qualification as a REIT will depend upon our continuing satisfaction of the requirements of the Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of share ownership, asset composition, source of income and record keeping. Accordingly, while we intend to continue to qualify to be taxed as a REIT, the actual results of our operations for any particular year might not satisfy these requirements. Locke Lord LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see "— Failure to Qualify as a REIT" below.

The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its shareholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

As a REIT, we generally are not subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and shareholder levels, that generally results from owning shares in a corporation. Our distributions, however, will generally not be eligible for (i) the lower rate of tax applicable to dividends received by an individual from a "C corporation" (as defined below) or (ii) the corporate dividends received deduction. Further, we will be subject to federal tax in the following circumstances:

•	First, we will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains;

•	Second, under certain circumstances, we may have to pay the alternative minimum tax on items of tax preference;

•	Third, if we have (a) net income from the sale or other disposition of "foreclosure property," as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, we will have to pay tax at the highest corporate rate on that income;

•	Fourth, if we have net income from "prohibited transactions," as defined in the Code, we will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the applicable safe harbors or that the IRS will not successfully assert that one or more of such sales are prohibited transactions;

•	Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under "— REIT Qualification — Gross Income Tests," but we have nonetheless maintained our qualification as a REIT because we have satisfied other requirements necessary to maintain REIT qualification, we will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of our gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of our gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect our profitability;

•	Sixth, if we fail, in more than a de minimis fashion, to satisfy one or more of the asset tests under the REIT provisions of the Code for any quarter of a taxable year, but nonetheless continue to qualify as a REIT because we qualify under certain relief provisions, we will likely be required to pay a tax of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test;

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•	Seventh, if we fail to satisfy one or more of the requirements for REIT qualification under the REIT provisions of the Code (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements;

•	Eighth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our real estate investment trust ordinary income for that year, (2) 95% of our real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, we would have to pay a 4% excise tax on the excess of that required dividend over the amounts actually distributed.

•	Ninth, if we acquire any appreciated asset from a C corporation (a corporation that has to pay full corporate-level federal income tax) in certain transactions in which we must adopt the basis of the asset or any other property in the hands of the C corporation as our basis of the asset, and we recognize gain on the disposition of that asset during the 10-year period beginning on the date on which we acquired that asset, then we will have to pay tax on the built-in gain at the highest regular corporate rate; and

•	Tenth, a 100% tax may be imposed on some items of income and expense that are directly or constructively earned or paid in a transaction between us and one of our taxable REIT subsidiaries (as defined under "— REIT Qualification") if and to the extent that the IRS successfully adjusts the reported amounts of these items.

REIT Qualification

To qualify as a REIT, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual dividend requirements.

Organizational Requirements. The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

•	that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

•	the beneficial ownership of which is held by 100 or more persons;

•	during the last half of each taxable year, not more than 50% in value of the outstanding shares of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to also include certain entities; and

•	which meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

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We believe that we have been organized, have operated and have issued sufficient shares to satisfy the conditions described in all seven bullet points set forth above. Our charter provides for restrictions regarding the ownership and transfer of our capital shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points set forth above. The ownership and transfer restrictions pertaining to capital shares are described earlier under the heading "— Restrictions On Ownership."

For purposes of determining share ownership under the sixth bullet point, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the sixth bullet point.

A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT that does not join with the REIT in making a taxable REIT subsidiary election. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

An unincorporated domestic entity, such as a limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests.

If a REIT is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate capital share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that capital share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, actions taken by any entity that is either a disregarded entity (including a qualified REIT subsidiary) or partnership in which we own an interest, either directly or through one or more tiers of disregarded entities (including qualified REIT subsidiaries) or partnerships, can affect our ability to satisfy the REIT income and assets tests and the determination of whether we have net income from prohibited transactions. Accordingly, for purposes of this discussion, when we discuss our actions, income or assets we intend that to include the actions, income or assets of any entity that is either a disregarded entity (including a qualified REIT subsidiary) or a partnership for U.S. federal income tax purposes in which we maintain an interest.

Taxable REIT Subsidiaries. A taxable REIT subsidiary, or a "TRS" is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a taxable REIT subsidiary. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a TRS. A corporation can be a TRS with respect to more than one REIT.

A TRS is subject to federal income tax at regular corporate rates (currently a maximum rate of 35%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of our taxable REIT subsidiaries will also be subject to tax, either (i) to us if we do not pay the dividends received to our shareholders as dividends, or (ii) to our shareholders if we do pay out the dividends received to our shareholders. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the parent REIT's tenants that are not conducted on an arm's-length basis. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under "— Asset Tests" that generally precludes ownership of more than 10% (by vote or value) of any issuer's securities. However, as noted below, in order for us to qualify as a REIT, the securities of all of the taxable REIT subsidiaries in which we have invested either directly or indirectly may not represent more than 25% of the total value of our assets. We expect that the aggregate value of all of our interests in taxable REIT subsidiaries will represent less than 25% of the total value of our assets, and we will, to the extent necessary, take actions necessary to satisfy the 25% value limit. We cannot, however, assure that we will always satisfy this value limit or that the IRS will agree with the value we assign to any TRS in which we own an interest.

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A TRS is not permitted to directly or indirectly operate or manage a "lodging facility" or a "health care facility." A "lodging facility" is defined as a "hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis." A "health care facility" is defined as a "hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility or other licensed facility which extends medical or nursing or ancillary services to patients." We do not own an interest in any TRS that operates or manages a lodging facility or health care facility.

We may engage in activities indirectly through a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, we would likely engage in activities through a TRS for providing services that are non-customary and services to unrelated parties (such as our third party development and management services) that might produce income that does not qualify under the gross income tests described below. We might also hold certain properties in a TRS if we determine that the ownership structure of such properties may produce income that would not qualify for purposes of the REIT income tests described below.

Gross Income Tests. We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities or any combination of these.

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from our real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

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•	First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages: (a) are fixed at the time the leases are entered into, (b) are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits, and (c) conform with normal business practice. More generally, the rent will not qualify as "rents from real property" if, considering the relevant lease and all of the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We intend to set and accept rents which are fixed dollar amounts (and fixed percentages of receipts or sales), and not to any extent by reference to any person's net income or profits, in compliance with the rules above.

•	Second, we must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any lessee, referred to as a related party tenant. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We do not own any stock or any assets or net profits of any lessee directly.

•	Third, the rent attributable to the personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease.

The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the "personal property ratio"). With respect to each of our leases, we believe that the personal property ratio generally is less than 15%.

•	Fourth, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an "independent contractor," but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to our tenants without tainting our rents from the related properties.

We do not intend to perform any services other than customary ones for our lessees, other than services provided through independent contractors or taxable REIT subsidiaries. If a portion of the rent we receive from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. If rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we could lose our REIT status. By contrast, in the following circumstances, none of the rent from a lease of property would qualify as "rents from real property": (1) the rent is considered based on the income or profits of the lessee; (2) the lessee is a related party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries; or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS and our income from the services exceeds 1% of our income from the related property.

Tenants may be required to pay, besides base rent, reimbursements for certain amounts we are obligated to pay to third parties, penalties for nonpayment or late payment of rent, lease application or administrative fees. These and other similar payments should qualify as "rents from real property."

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Interest. The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, in the case of a shared appreciation mortgage, any additional interest received on a sale of the secured property will be treated as gain from the sale of the secured property.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. There is a safe harbor from such treatment, but such safe harbor only applies to properties that the REIT has held for at least two years, among other requirements. We may sell or otherwise dispose of some of our properties. To the extent possible, we will attempt to comply with the terms of the safe harbor provisions. However, it is possible that not all sales or dispositions will qualify for the safe harbor. In the absence of the safe harbor, whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends on the facts and circumstances in effect from time to time, including those related to a particular asset. It is possible that the IRS may successfully characterize some or all of these sales of property as prohibited transactions.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on certain income from foreclosure property. We do not own any foreclosure properties and do not expect to own any foreclosure properties in the future.

Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Except to the extent provided in Treasury Regulations, income from certain hedging transactions, clearly identified as such, including gain from the sale or disposition of such transactions, is not included in our gross income for purposes of the 95% or 75% gross income tests, and therefore, will be excluded for purposes of these tests, but only to the extent the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets. The term "hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us. It also includes any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), including gain from the termination of such a transaction. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

As a general matter, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests, as follows:

"Real estate foreign exchange gain" will be excluded from gross income for purposes of both the 75% and 95% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain qualified business units of a REIT.

"Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations that would not fall within the scope of the definition of real estate foreign exchange gain.

Since the financial markets continually introduce new and innovative instruments related to risk-sharing or trading, it is not entirely clear which such instruments will generate income and which will be considered qualifying income for purposes of the gross income tests. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.

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Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

•	we file a description of each item of our gross income in accordance with applicable Treasury Regulations.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. As discussed above in "— Taxation of Weingarten Realty Investors as a REIT," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests. To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year:

•	First, at least 75% of the value of our total assets must consist of: (a) cash or cash items, including certain receivables, (b) government securities, (c) interests in real property, including leaseholds and options to acquire real property and leaseholds, (d) interests in mortgages on real property, (e) stock in other REITs, and (f) investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five year term;

•	Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets;

•	Third, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities;

•	Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries (20% with respect to our tax years beginning prior to January 1, 2009); and

•	Fifth, no more than 25% of the value of our total assets may consist of assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the second and third asset tests, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term "securities" generally does not include debt securities issued by a partnership to the extent of our interest as a partner of the partnership or if at least 75% of the partnership's gross income (excluding income from prohibited transactions) is qualifying income for purposes of the 75% gross income test. In addition, "straight debt" and certain other instruments are not treated as "securities" for purposes of the 10% value test.

Failure to Satisfy the Asset Tests. We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

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•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. These relief provisions generally will be available for failures of the 5% asset test and the 10% asset tests if (i) the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and the failure is corrected within 6 months following the quarter in which it was discovered (or the period of time prescribed in Treasury Regulations to be issued), or (ii) the failure is due to ownership of assets that exceed the amount in (i) above, the failure is due to reasonable cause and not due to willful neglect, we file a schedule with a description of each asset causing the failure in accordance with Treasury Regulations, the failure is corrected within 6 months following the quarter in which it was discovered (or the period of time prescribed in Treasury Regulations to be issued), and we pay a tax consisting of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test. We may not qualify for the relief provisions in all circumstances.

Distribution Requirements. Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gains, to our shareholders in an aggregate amount not less than: the sum of (a) 90% of our "REIT taxable income," computed without regard to the dividends-paid deduction or our net capital gain or loss, and (b) 90% of our after-tax net income, if any, from foreclosure property, minus the sum of certain items of non-cash income.

We must pay such dividends in the taxable year to which they relate, or in the following taxable year if we declare the dividend before we timely file our federal income tax return for the year and pay the dividend on or before the first regular dividend payment date after such declaration. However, for Federal income tax purposes, these distributions that are declared in October, November or December as of a record date in such month and actually paid in January of the following year will be treated as if they were paid on December 31 of the year declared.

To the extent that we do not distribute all of our net capital gains or distribute at least 90%, but less than 100%, of our real estate investment trust taxable income, as adjusted, we will have to pay tax on those amounts at regular ordinary and capital gains corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for that year, (b) 95% of our capital gain net income for that year, and (c) any undistributed taxable income from prior periods, we would have to pay a 4% nondeductible excise tax on the excess of the required dividend over the amounts actually distributed.

We may elect to retain and pay income tax on the net long-term capital gains we receive in a taxable year. See "— Taxation of Taxable U.S. Holders." If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely dividends sufficient to satisfy the annual dividend requirements and to avoid corporate income tax and the 4% excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gains attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares or pay dividends in the form of taxable stock dividends.

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Under certain circumstances, we may be able to correct a failure to meet the distribution requirements for a year by paying "deficiency dividends" to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements. We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of the outstanding common stock. We have complied and intend to continue to comply with these requirements.

Accounting Period. In order to elect to be taxed as a REIT, we must use a calendar year accounting period. We use the calendar year as our accounting period for federal income tax purposes for each and every year we intend to operate as a REIT.

Failure to Qualify as a REIT. If we failed to qualify as a REIT in any taxable year and no relief provision applied, we would have the following consequences. We would be subject to federal income tax and any applicable alternative minimum tax at rates applicable to regular C corporations on our taxable income, determined without reduction for amounts distributed to shareholders. We would not be able to deduct distributions to our shareholders nor would we be required to make any distributions to our shareholders. In such event, any dividends to shareholders would be taxable as ordinary income to the extent of our current and accumulated earnings and profits (which may be subject to tax at preferential rates to individual shareholders). Corporate shareholders could be eligible for a dividends-received deduction if certain conditions are satisfied. Unless we qualified for relief under specific statutory provisions, we would not be permitted to elect taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We might not be entitled to the statutory relief described in this paragraph in all circumstances.

Relief From Certain Failures of the REIT Qualification Provisions. If we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements. We may not qualify for this relief provision in all circumstances.

Taxation of Taxable U.S. Holders

For purposes of this discussion, the term "U.S. holder" means a beneficial owner of stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the U.S.;

•	a corporation or partnership (or other entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized under the laws of U.S., any State thereof or the District of Columbia;

•	a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

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As long as we qualify as a REIT, distributions made by us out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to our taxable U.S. holders as ordinary income. Individuals receiving "qualified dividends" from domestic and certain qualifying foreign subchapter C corporations may be entitled to lower rates on dividends provided certain holding period requirements are met. However, individuals receiving dividend distributions from us, a REIT, will generally not be eligible for the lower rates on dividends except with respect to the portion of any distribution which (a) represents dividends being passed through to us from a corporation in which we own shares (but only if such dividends would be eligible for the lower rates on dividends if paid by the corporation to its individual shareholders), including dividends from our TRS, (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. The lower rates will apply only to the extent we designate a distribution as qualified dividend income in a written notice to you. Individual taxable U.S. holders should consult their own tax advisors to determine the impact of these provisions. Distributions made by us will not be eligible for the dividends received deduction in the case of taxable U.S. holders that are corporations. Dividends made by us that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a taxable U.S. holders has held its common stock. Thus, with certain limitations, capital gain dividends received by an individual taxable U.S. holder may be eligible for preferential rates of taxation. Taxable U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

To the extent that we pay dividends, not designated as capital gain dividends, in excess of our current and accumulated earnings and profits, these dividends will be treated first as a tax-free return of capital to each taxable U.S. holder. Thus, these dividends will reduce the adjusted basis which the taxable U.S. holder has in our stock for tax purposes by the amount of the dividend, but not below zero. Dividends in excess of a taxable U.S. holder's adjusted basis in its common stock will be taxable as capital gains, provided that the stock has been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for Federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred shares before being allocated to other shares.

Dividends authorized by us in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of that year, provided that we actually pay the dividend in January of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

We may elect to retain, rather than distribute, all or a portion of our net long-term capital gains and pay the tax on such gains. If we make such an election, we will designate amounts as undistributed capital gains in respect of your shares or beneficial interests by written notice to you which we will mail out to you with our annual report or at any time within 60 days after December 31 of any year. When we make such an election, taxable U.S. holders holding common stock at the close of our taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of our taxable year falls, the amount that we designate in a written notice mailed to our shareholders. We may not designate amounts in excess of our undistributed net capital gain for the taxable year. Each taxable U.S. holder required to include the designated amount in determining the holder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by us in respect of the undistributed net capital gains. Taxable U.S. holders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. Taxable U.S. holders will increase their basis in their stock by the difference between the amount of the includible gains and the tax deemed paid by the shareholder in respect of these gains.

Dividends made by us and gain arising from a taxable U.S. holder's sale or exchange of our stock will not be treated as passive activity income. As a result, taxable U.S. holders generally will not be able to apply any passive losses against that income or gain.

When a taxable U.S. holder sells or otherwise disposes of our stock, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder's adjusted basis in the stock for tax purposes. This gain or loss will be capital gain or loss if the U.S. holder has held the stock as a capital asset. The gain or loss will be long-term gain or loss if the U.S. holder has held the stock for more than one year. Long-term capital gains of an individual taxable U.S. holder are generally taxed at preferential rates. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gains at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years. In general, any loss recognized by a taxable U.S. holder when the holder sells or otherwise disposes of our stock that the holder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of dividends received by the holder from us which were required to be treated as long-term capital gains.

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3.8% Medicare Tax

Certain U.S. holders who are individuals, estates or trusts are required to pay a 3.8% Medicare tax on, among other things, dividends, interest on and capital gains from the sale or other disposition of our equity or debt obligations, subject to certain exceptions. Prospective investors are urged to consult their tax advisors regarding the effect of this tax on an investment in our securities.

Information Reporting Requirements and Backup Withholding

We will report to our holders of our debt securities and stock and to the Internal Revenue Service the amount of interest or dividends we pay during each calendar year and the amount of tax we withhold, if any. A holder may be subject to backup withholding with respect to interest or dividends unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the holder's income tax liability. In addition, we may be required to withhold a portion of capital gain dividends to any holders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. holders, see "— Taxation of Non-U.S. Holders."

Taxation of Tax-Exempt Holders

Amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Provided that a tax-exempt holder is not one of the types of entity described in the next paragraph and has not held its stock as "debt financed property" within the meaning of the Code, and the stock is not otherwise used in a trade or business, the dividend income from the stock will not be unrelated business taxable income to a tax-exempt shareholder. Similarly, income from the sale of stock will not constitute unrelated business taxable income unless the tax-exempt holder has held the stock as "debt financed property" within the meaning of the Code or has used the stock in a trade or business.

Income from an investment in our securities will constitute unrelated business taxable income for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its securities. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these "set aside" and reserve requirements.

Notwithstanding the foregoing, however, a portion of the dividends paid by a "pension-held REIT" will be treated as unrelated business taxable income to any trust which:

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•	is described in Section 401(a) of the Code;

•	is tax-exempt under Section 501(a) of the Code; and

•	holds more than 10% (by value) of the equity interests in the REIT.

Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts." A REIT is a "pension-held REIT" if:

•	it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

•	either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. We do not expect to be classified as a pension-held REIT, but this cannot be guaranteed.

The rules described above in "— Taxation of Taxable U.S. Holders" concerning the inclusion of our designated undistributed net capital gains in the income of our shareholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Taxation of Non-U.S. Holders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of common stock, including any reporting requirements.

Ordinary Dividends. Dividends, other than dividends that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests, as discussed below, and other than dividends designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend will ordinarily apply to dividends of this kind to non-U.S. holders, unless an applicable income tax treaty reduces that tax. However, if income from an investment in our stock is treated as effectively connected with the non-U.S. holder's conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis), tax at graduated rates will generally apply to the non-U.S. holder in the same manner as U.S. holders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the shareholder is a foreign corporation. We expect to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. holder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate (ordinarily, IRS Form W-8 BEN or W-8BEN-E, as applicable) is filed with us or the appropriate withholding agent or (b) the non-U.S. holders files an IRS Form W-8 ECI or a successor form with us or the appropriate withholding agent claiming that the dividends are effectively connected with the non-U.S. holder's conduct of a U.S. trade or business and in either case other applicable requirements are met.

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Dividends to a non-U.S. holder that are designated by us at the time of dividend as capital gain dividends which are not attributable to or treated as attributable to the disposition by us of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below.

Return of Capital. Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from our disposition of a U.S. real property interest, will not be taxable to a non-U.S. holder to the extent that they do not exceed the adjusted basis of the non-U.S. holder's stock. Distributions of this kind will instead reduce the adjusted basis of the stock. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. holder's common stock, they will give rise to tax liability if the non-U.S. holder otherwise would have to pay tax on any gain from the sale or disposition of its common stock, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. holder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current accumulated earnings and profits.

Capital Gain Dividends. For any year in which we qualify as a REIT, dividends that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a non-U.S. holder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended. Under this statute, these dividends are taxed to a non-U.S. holder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. holders will be taxed on the dividends at the normal capital gain rates applicable to U.S. holders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of non-U.S. holders that are individuals. The above rules relating to distributions attributable to gains from our sales or exchanges of U.S. real property interests (or such gains that are retained and deemed to be distributed) will not apply with respect to a non-U.S. holder that does not own more than 5% of our common stock at any time during the taxable year, provided our common stock is "regularly traded" on an established securities market in the U.S. We are required by applicable Treasury Regulations under the Foreign Investment in Real Property Tax Act of 1980, as amended, to withhold 35% of any distribution that we could designate as a capital gains dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a non-U.S. holder, withholding does not apply to the distribution under this statute. Rather, we must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. holder may credit the amount withheld against its U.S. tax liability.

Sale of Common Stock. Gain recognized by a non-U.S. holder upon a sale or exchange of our common stock generally will not be taxed under the Foreign Investment in Real Property Tax Act if we are a "domestically controlled REIT," defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. We believe that we will be a domestically controlled REIT, and, therefore, that taxation under this statute generally will not apply to the sale of our common stock, however, because our stock is publicly traded, no assurance can be given that we will qualify as a domestically controlled REIT at any time in the future. Gain to which this statute does not apply will be taxable to a non-U.S. holder if investment in the common stock is treated as effectively connected with the non-U.S. holder's U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holders to U.S. taxation on a net income basis). In this case, the same treatment will apply to the non-U.S. holders as to U.S. holders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. holder if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual's capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

If we were not a domestically controlled REIT, tax under the Foreign Investment in Real Property Tax Act would apply to a non-U.S. holder's sale of common stock only if the selling non-U.S. holders owned more than 5% of the class of common stock sold at any time during a specified period. This period is generally the shorter of the period that the non-U.S. holder owned the common stock sold or the five-year period ending on the date when the shareholder disposed of the common stock. If tax under this statute applies to the gain on the sale of common stock, the same treatment would apply to the non-U.S. holder as to U.S. holders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

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Backup Withholding and Information Reporting. If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments; and

•	the payment of the proceeds from the sale of common stock effected at a U.S. office of a broker, as long as the income associated with these payments is otherwise exempt from U.S. federal income tax,

provided neither we nor your broker has actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker: (a) a valid Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person, or (b) other documentation upon which we may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury Regulations, or (c) you otherwise establish an exemption.

Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the U.S.;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

•	the sale has some other specified connection with the U.S. as provided in U.S. Treasury Regulations,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year: (a) one or more of its partners are "U.S. persons," as defined in U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (b) such foreign partnership is engaged in the conduct of a U.S. trade or business;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

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Under legislation which recently took effect, withholding taxes may apply to certain types of payments made to "foreign financial institutions." Specifically, a 30% withholding tax will be imposed on dividends on, and gross proceeds from, the sale or other disposition of our shares to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and meets certain other specified requirements. Certain non-U.S. holders residing in jurisdictions with an applicable "intergovernmental agreement" may, in lieu of the foregoing requirements, be required to collect and disclose such information to their over government. These rules currently apply to payments of dividends on our shares, and will apply to payments of gross proceeds from a sale or other disposition of such shares on or after January 1, 2017. Prospective investors are urged to consult with their tax advisors regarding the possible implication of this legislation and recent guidance from the Internal Revenue Service in respect of an investment in our shares.

State and Local Taxes

We and/or our securityholders may be subject to taxation by various states and localities, including those in which we or a holder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, holders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

Taxation of Debt Securities

Stated Interest and Market Discount. Holders of debt securities will be required to include stated interest on the debt securities in gross income for federal income tax purposes in accordance with their methods of accounting for tax purposes. Purchasers of debt securities should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Code. These rules generally provide that if a holder of a debt security purchases it at a market discount and thereafter recognizes gain on a disposition of the debt security, including a gift or payment on maturity, the lesser of the gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt security was held by the holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt security's stated principal amount. The market discount rules also provide that a holder who acquires a debt security at a market discount and who does not elect to include the market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the debt security until the holder disposes of the debt security in a taxable transaction.

A holder of a debt security acquired at a market discount may elect to include the market discount in income as the discount on the debt security accrues, either on a straight line basis, or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by the holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Securities and Exchange Commission or the Internal Revenue Service. If a holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.

Amortizable Bond Premium. Generally, if the tax basis of a debt security held as a capital asset exceeds the amount payable at maturity of the debt security, the excess may constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the holder's acquisition date to the debt security's maturity date. A holder who elects to amortize bond premium must reduce the tax basis in the related debt security by the amount of the aggregate deductions allowable for amortizable bond premium.

The amortizable bond premium deduction is treated as an offset to interest income on the related security for federal income tax purposes. Each prospective purchaser is urged to consult its tax advisor as to the consequences of the treatment of this premium as an offset to interest income for federal income tax purposes.

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Disposition. In general, a holder of a debt security will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of the debt security. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the holder's tax basis in the debt security as increased by any market discount previously included in income by the holder and decreased by any amortizable bond premium deducted over the term of the debt security. However, the amount of cash and the fair market value of other property received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules described above, any gain in excess of accrued interest not previously included in income by the holder or loss will generally be long-term capital gain or loss, provided the debt security was a capital asset in the hands of the holder and had been held for more than one year.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them or we may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Our common shares or preferred shares may be issued by us upon conversion of our debt securities or upon exercise of warrants. The securities that we distribute by any of these methods may be sold to the public, in one or more transactions, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

Any underwriter or agent involved in the offer and sale of the securities will be named in the related prospectus supplement. We reserve the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices that may be changed at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. We also may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon the terms and conditions described in the related prospectus supplement. Underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as an agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the related prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the applicable securities laws. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the applicable securities laws.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

Unless otherwise indicated in the applicable prospectus supplement, any securities issued under this prospectus will be new issues of securities with no established trading market. Any underwriters or agents to or through whom the securities are sold by us for public offering and sale may make a market in the securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We do not know how liquid the trading market for any of our securities will be.

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In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchase of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or slowing a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us and our affiliates in the ordinary course of business for which they may receive customary fees and expenses.

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS

Unless otherwise noted in a prospectus supplement, Locke Lord LLP, Dallas, Texas, will pass on the legality of the securities offered through this prospectus and certain tax matters. Counsel for any underwriters or agents will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this Prospectus by reference from the Weingarten Realty Investors' Annual Report on Form 10-K and the effectiveness of Weingarten Realty Investors' internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus "incorporates by reference" information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supercedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Items 2.02 or 7 of Form 8-K):

•	Annual Report on Form 10-K for the year ended December 31, 2013.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

•	Current Report on Form 8-K filed April 25, 2014.

•	Current Report on Form 8-K filed July 25, 2014.

•	Current Report on Form 8-K filed July 25, 2014 (filed under Item 8.01).

•	The description of our common shares of beneficial interest contained in our registration statement on Form 8-A filed March 17, 1988.

•	The description of our 6.5% Series F Cumulative Redeemable Preferred Shares contained in our registration statement on Form 8-A filed on January 29, 2007.

Any person, including any beneficial owner, to whom this prospectus is delivered, may request copies of any or all of these filings at no cost by writing or telephoning our Investor Relations Department at the following address and telephone number:

Weingarten Realty Investors

2600 Citadel Plaza Drive

Suite 125

Houston, Texas 77008

(713) 866-6000

Alternatively, copies of these documents may be available on our website (www.weingarten.com). Any other documents available on our website are not incorporated by reference into this prospectus.

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$250,000,000

Weingarten Realty Investors

3.850% Notes due 2025

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Wells Fargo Securities	BofA Merrill Lynch	Jefferies	J.P. Morgan

Co-Managers

US Bancorp	RBC Capital Markets	Scotiabank	Regions Securities LLC

SMBC Nikko	BB&T Capital Markets	The Williams Capital Group, L.P.

May 7, 2015